UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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BioTelemetry, Inc.
(Name of Registrant as Specified In Its Charter)

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BioTelemetry, Inc. Notice of 2016 Annual Meeting of Stockholders

1000 Cedar Hollow Road, Suite 102

Malvern, PA 19355

March 23, 2016

The 2016 Annual Meeting of Stockholders of BioTelemetry, Inc. will be held:

Tuesday, May 3, 2016

8:30 AM, local time

Philadelphia Marriott West

111 Crawford Avenue

West Conshohocken, Pennsylvania 19428

The items of business are:

1.        Election of two Class III director nominees named in the proxy statement to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.        Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.        Conducting any other business properly brought before the meeting and any adjournment or postponement of the meeting.

Only stockholders of record of our common stock at the close of business on March 23, 2016 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Peter Ferola
Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2016

We are delivering to all stockholders paper copies of all proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2015. In addition, this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015 are available on our website at http://www.gobio.com in the “Investors” section.

Your Vote is Important

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the proxy card or voting instruction card as promptly as possible in order to ensure your representation at the meeting. This will not prevent you from voting your shares in person if you are present at the meeting.

PROXY SUMMARY

Proxy Summary

Here are highlights of important information you will find in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement carefully before voting.

Summary of Stockholder Voting Matters

		For More Information	Board Vote Recommendation

Proposal 1: Election of Two Class III Directors		Page 46	✓ FOR Each Nominee

Rebecca W. Rimel	Robert J. Rubin, M.D.

Proposal 2: Ratification of Ernst & Young LLP		Page 50	✓ FOR

Ratification of Appointment of Ernst & Young LLP (“EY”) as our Independent Registered Public Accounting Firm for 2016

Our Director Nominees

You are being asked to vote on the election of Rebecca W. Rimel and Robert J. Rubin, M.D. as Class III directors to serve for a three-year term. The number of members of our Board of Directors (“Board”) is currently set at nine members and is divided into three classes of equal size, each of which has a three-year term. Class I consists of two directors, Class II consists of two directors and Class III consists of two directors. Currently, there is one vacancy in each of Class I, Class II and Class III, and we are continuing to seek to identify individuals to fill these vacancies. Our Board, by a majority vote of sitting directors, may fill any vacancies unless the Board has determined, by resolution, that any such vacancies shall be filled by stockholders. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The term of office of our Class III directors expires at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). We are nominating Ms. Rimel and Dr. Rubin for reelection at the 2016 Annual Meeting to serve until the 2019 Annual Meeting of Stockholders and until each director’s successor is elected and qualified. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Ms. Rimel and Dr. Rubin or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, FOR the election of a substitute nominee designated by our Board. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

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PROXY SUMMARY

Detailed information about each director’s and director nominee’s background and areas of expertise can be found beginning on page 47.

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Other Current Public Company Boards

Rebecca W. Rimel	64	2009	President and Chief Executive Officer, The Pew Charitable Trusts	Yes		M	M	1
Robert J. Rubin, M.D.	70	2007	Distinguished Professor of Medicine, Georgetown University	Yes	M		C	1

AC	Audit Committee	CC	Compensation and Talent Development Committee	M	Member

NCGC	Nominating and Corporate Governance Committee			C	Chair

2015 Performance and Compensation Highlights

Under the leadership of Joseph H. Capper, our President and Chief Executive Officer, and the rest of our management team, we had a record year, posting the highest revenue, patient and study volumes, net income and adjusted EBITDA in our corporate history. These achievements are a direct result of the successful implementation of our corporate strategy. Compared to 2014, revenue grew by 7.2%, gross profit grew by 14.0%, net income grew 175.5% and adjusted EBITDA grew by 61.2%.

    (1)

______________________________

(1) For a reconciliation of 2015 GAAP income from operations ($9.5 million) to adjusted EBITDA, please see “Non-GAAP Financial Measures” on page 18.

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PROXY SUMMARY

The following table shows the components of 2015 compensation paid to our named executive officers (“NEOs”). This table is not a substitute for our 2015 Summary Compensation Table set forth on page 34.

2015 Summary Compensation

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Joseph H. Capper President and Chief Executive Officer	535,000	1,283,997	804,383	535,000	21,361	3,179,741
Heather C. Getz Senior Vice President and Chief Financial Officer	338,100	298,250	190,629	202,860	23,183	1,053,022
Michael Geldart Senior Vice President and Chief Operating Officer	284,307	176,400	189,441	—	17,695	667,843
Daniel Wisniewski Senior Vice President, Operations	320,000	192,001	120,279	160,000	20,758	813,038
Peter Ferola Senior Vice President and General Counsel	310,000	178,500	116,524	155,000	23,324	783,348
Fred (Andy) Broadway III Senior Vice President, Sales and Marketing	285,285	156,844	102,128	142,643	23,120	710,020

Key 2015 and Early 2016 Compensation-Related Actions

•                  Continued focus on long-term incentive compensation to ensure that our executives continue employment with us and to directly tie executive compensation to the generation of stockholder value.

•                  Reaffirmed compensation philosophy to target our executive compensation at the median (50th percentile) of peer group companies.

•                  Adopted stock ownership and holding policy to better align the financial interests of our executives with those of our stockholders.

•                  Evaluated our succession planning needs and are in the process of implementing a formal succession policy for senior-level executives in early 2016.

•                  Adopted a clawback policy allowing us to recoup incentive compensation paid in the event of a material restatement of our financial statements.

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PROXY SUMMARY

Other Existing Key Compensation Features

•                  No tax gross-ups, including no excise tax gross-ups.

•                  No “single trigger” feature on parachute payments in employment agreements, with the exception of our Chief Executive Officer whose equity awards immediately accelerate and become fully vested upon a change in control.

•                  No hedging of company stock.

•                  Engagement of independent compensation consultant.

•                  Option repricing forbidden without stockholder approval.

Auditors

Set forth below is summary information with respect to EY’s fees for services provided in 2015 and 2014.

Type of Fees	2015	2014

Audit Fees	$849,500	$858,995
Audit-Related Fees	17,500	104,500
Tax Fees	78,826	—
All Other Fees	26,000	18,000
Total	$971,826	$981,495

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GENERAL INFORMATION

General Information About the Meeting

Proxy Solicitation

Our Board is soliciting your vote on matters that will be presented at the 2016 Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

The Notice of Annual Meeting (the “Notice”) and proxy statement, the accompanying proxy card or voting instructions and our Annual Report on Form 10-K for the year ended December 31, 2015, including our annual report wrapper (the “2015 Annual Report”), are being mailed or made available on or about March 23, 2016.

Stockholders Entitled to Vote

All stockholders of record of our common stock, par value $0.001 per share, at the close of business on March 23, 2016, are entitled to receive the Notice and to vote their shares at the 2016 Annual Meeting. As of that date, 27,633,954 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

Voting Methods

You may vote at the 2016 Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the Internet at www.voteproxy.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-776-9437.

How Your Shares Will Be Voted

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or Internet is 11:59 PM Eastern Time on May 2, 2016. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Broker Voting

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

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GENERAL INFORMATION

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 -Election of two Class III Directors to hold office until the 2019 Annual Meeting of Stockholders	Plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Proposal 2 -Ratification of appointment of EY as our independent registered public accounting firm for the year ending December 31, 2016	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Abstentions and broker non-votes will have the effect of negative votes	Yes

Quorum

We must have a quorum to conduct business at the 2016 Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

Mailings to Multiple Stockholders at the Same Address

We have adopted a procedure called “householding” for making this proxy statement and the 2015 Annual Report available. Householding means that stockholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these stockholders wishes to continue receiving additional copies.

We will continue to make a proxy card available to each stockholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, BioTelemetry, Inc., 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355.

Proxy Solicitation Costs

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Results of the 2016 Annual Meeting

We will report final voting results from the 2016 Annual Meeting on a Current Report on Form 8-K to be filed with the SEC within four business days after the conclusion of the 2016 Annual Meeting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Board Matters

During 2015, our Board met 14 times. Each director attended at least 75% of the Board meetings and the meetings of the Board committees on which he or she served. It is our policy to invite our directors and nominees for director to attend our annual meetings of stockholders. All of our directors then in office attended our 2015 Annual Meeting of Stockholders and we expect that all of our current directors and nominees for director will attend our 2016 Annual Meeting.

Our principal governance documents are our Board committee charters and Code of Business Conduct and Ethics. Aspects of our governance documents are summarized below.

We encourage our stockholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success. The documents are available in the “Investors—Corporate Governance” section of our website at www.gobio.com and copies of these documents may be requested by writing to our Corporate Secretary, BioTelemetry, Inc., 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355.

Code of Business Conduct and Ethics

All of our employees, officers and directors are required to comply with our Code of Business Conduct and Ethics, which was amended and updated on October 30, 2015 to reflect current business practice and industry regulation. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Board Leadership Structure

The Board is currently composed of an independent Chairman of the Board and independent committees of the Board. Kirk E. Gorman has served as a member of our Board since 2008 and the Chairman of our Board since October 2011.

As Chairman, Mr. Gorman leads the activities of the Board, including:

•                  calling meetings of the Board and independent directors;

•                  setting the agenda for Board meetings in consultation with the Chief Executive Officer and Corporate Secretary;

•                  chairing executive sessions of the independent directors; and

•                  acting as an advisor to Mr. Capper on strategic aspects of the Chief Executive Officer role with regular consultations on major developments and decisions likely to interest the Board.

Our Board believes its leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of our company to our Chief Executive Officer, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between management and our Board, and leads our Board’s consideration of key governance matters.

The Board’s Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business, and in fulfilling its fiduciary responsibilities to us and our stockholders. While the Chief Executive Officer, the General Counsel and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for ensuring that an appropriate culture.

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of risk management exists within our company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, operational risks and cybersecurity risks. While our Board focuses on the overall risks affecting us, each committee has been delegated the responsibility for the oversight of specific risks that fall within its area of responsibility. For example:

•                  the Compensation and Talent Development Committee (the “Compensation Committee”) is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for our company.

•                  the Audit Committee oversees management of financial reporting, compliance and litigation risks as well as the steps management has taken to monitor and control such exposure.

•                  the Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through committee reports.

Our Board believes that our current leadership structure best facilitates its oversight of risk by combining independent leadership, through the independent Chairman, independent Board committees, and majority independent Board composition. The Chairman, independent committee chairs, and other independent directors also are experienced professionals or executives who can and do raise issues for Board consideration and review. Our Board believes there is a well-functioning and effective balance between the independent Chairman and non-executive Board members, which enhances risk oversight.

Committees

The Board has three standing committees: the Audit Committee; the Compensation and Talent Development Committee; and the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors. Each committee has a written charter, each of which is posted in the “Investors—Corporate Governance” section of our website at www.gobio.com. You may request a printed copy of each committee’s charter from our Corporate Secretary.

Audit Committee

Anthony J. Conti (Chair) Kirk E. Gorman Robert J. Rubin, M.D.

The Audit Committee assists our Board in its oversight of (1) our corporate accounting and financial reporting processes; (2) our systems of internal control over financial reporting and audits of our financial statements; (3) the quality and integrity of our financial statements and reports; and (4) the qualifications, independence and performance of the firm or firms of certified public accountants engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. In carrying out these responsibilities, the Audit Committee, among other things:

•       reviews and discusses our annual and quarterly financial statements with management and the independent auditors;

•       manages our relationship with the independent auditors, including having sole authority for their appointment, compensation, retention and oversight;

•       reviews the scope of their work; approving non-audit and audit services; and confirming the independence of the independent auditors;

•       confers with management and the independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financing reporting; and

•       reports to the Board with respect to material issues that arise regarding the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance or independence of the independent auditors or such other matters as the Audit Committee deems appropriate from time to time.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Pursuant to the NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”), each member of our Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, our Board has determined that Mr. Conti is an “audit committee financial expert” within the meaning of SEC regulations and has financial sophistication in accordance with the NASDAQ Listing Rules. In 2015, the Audit Committee met five times. All members of the Audit Committee are independent within the meaning of applicable SEC rules and regulations and the NASDAQ Listing Rules.

Compensation and Talent Development Committee

Joseph A. Frick (Chair) Rebecca W. Rimel

The Compensation and Talent Development Committee develops our overall compensation philosophy, and, either as a committee or together with the other independent directors;

•       determines and approves our executive compensation programs;

•       makes all decisions about the compensation of our executive officers (with the exception of our Chief Executive Officer);

•       evaluates the Chief Executive Officer’s performance in light of his goals and objectives approved by the Compensation Committee and recommends to the full Board the Chief Executive Officer’s base salary, and short-term and long-term incentive compensation;

•       oversees our cash and equity-based incentive compensation plans;

•       oversees and approves our management continuity planning process;

•       reviews our workforce demographics and metrics related to hiring, promotions, employee turnover and diversity; and

•       reviews our initiatives related to employee training and development, culture and mission, employee engagement and civic involvement.

Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading “Compensation Discussion and Analysis.” In 2015, the Compensation Committee met four times. All members of the Compensation Committee are independent within the meaning of the NASDAQ Listing Rules.

Nominating and Corporate Governance Committee

Robert J. Rubin, M.D. (Chair) Rebecca W. Rimel

The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of the Board, including:

•       making recommendations to the Board regarding corporate governance issues;

•       identifying, reviewing and evaluating candidates to serve as Board members consistent with criteria approved by the Board and reviewing and evaluating incumbent directors;

•       serving as the focal point for communication between Board candidates, non-committee directors and our management;

•       nominating candidates to serve as directors;

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CORPORATE GOVERNANCE AND BOARD MATTERS

•       making recommendations to the Board regarding affairs relating to our directors;

•       overseeing our director orientation and continuing education programs;

•       overseeing our available defense mechanisms; and

•       overseeing matters impacting our image and reputation and our standing as a responsible corporate citizen.

In 2015, the Nominating and Corporate Governance Committee met three times. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ Listing Rules.

Director Independence

The NASDAQ Listing Rules require that a majority of the Board and all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised of directors who are “independent,” as such term is defined by the NASDAQ Listing Rules. Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of the Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, in early 2016 the Board affirmatively determined that all of our non-employee directors are “independent.” Mr. Capper, our President and Chief Executive Officer, is not an independent director by virtue of his employment with us.

Compensation and Talent Development Committee Interlocks and Insider Participation

None of our executive officers or employees serves as a member of the compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of ours.

Executive Sessions of Independent Directors

Our Board also holds regular executive sessions of only independent directors to conduct a self-assessment of its performance and to review management’s strategy and operating plans, the criteria by which our Chief Executive Officer and other senior executives are measured, management’s performance against those criteria and other relevant topics. In 2015, our independent directors held five executive sessions.

Communicating with the Board

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director at our corporate office. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. This information is available in the “Investors—Corporate Governance” section of our website at www.gobio.com.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Nomination of Director Candidates

Candidates for nomination to our Board are selected by the Nominating and Corporate Governance Committee in accordance with its charter, our Amended and Restated Certificate of Incorporation and our Bylaws. All persons recommended for nomination to our Board, regardless of the source of the recommendation (including director candidates recommended by stockholders), are evaluated in the same manner by the Nominating and Corporate Governance Committee.

The Board and the Nominating and Corporate Governance Committee consider, at a minimum, the following qualifications:

•                  a candidate’s ability to read and understand basic financial statements;

•                  a candidate’s age;

•                  a candidate’s personal integrity and ethics;

•                  a candidate’s background, skills and experience;

•                  a candidate’s expertise upon which to be able to offer advice and guidance to management;

•                  a candidate’s ability to devote sufficient time to the affairs of our company;

•                  a candidate’s ability to exercise sound business judgment; and

•                  a candidate’s commitment to rigorously represent the long-term interests of our stockholders.

Candidates for director are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting its assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of us and the Board, in an effort to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee places a high priority on identifying individuals with diverse skill sets and types of experience, including identification of individuals from among the medical professional and medical device communities. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent.

The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee typically conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee typically meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.

Under the heading “Director Qualifications and Biographies” in this proxy statement, we provide an overview of each director’s and director nominee’s principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Nominating and Corporate Governance Committee and the Board believe will best serve the interests of the Board, our company and our stockholders.

Stockholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws. These procedures are described under “Other Information—2017 Stockholder Proposals or Nominations” in this proxy statement.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Related Person Transactions and Procedures

The Board has adopted a written policy and procedures relating to the Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations. A “related person” includes our directors, executive officers, 5% stockholders, as well as immediate family members of such persons and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee, or, where review by our Audit Committee would be inappropriate, to another independent body of our Board, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

In approving a transaction, the Audit Committee will take into account, among other factors, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. Our policy requires that, in reviewing a related person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

The Audit Committee reviews and pre-approves certain types of related person transactions, including the following:

•                  director and executive officer compensation that is otherwise required to be reported in our proxy statement under SEC regulations;

•                  certain transactions with companies at which the related person is an employee only; and

•                  charitable contributions that would not disqualify a director’s independent status.

We have no related person transactions required to be reported under applicable SEC rules.

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DIRECTOR COMPENSATION

Director Compensation

2015 Director Compensation

Under our compensation program for non-employee directors (the “Compensation Program for Non-Employee Directors”), our non-employee directors receive the following forms of consideration for service on our Board:

•                  an initial grant of restricted stock units (“RSUs”) equal to $80,000;

•                  an annual retainer of $50,000, payable, at the director’s election, in cash or RSUs; and

•                  an annual grant of RSUs equal to $80,000.

Our Chairman also receives an additional retainer of $50,000, payable, at his election, in cash or RSUs.

In July 2014, the Board amended the Compensation Program for Non-Employee Directors to provide administrative flexibility in setting vesting schedules for grants issued to new directors under the program, and to provide terms for the grant of discretionary awards under the program. All RSU grants, including those paid in lieu of cash compensation, currently have a 100% retention requirement since shares are not delivered until Board service terminates. Upon termination of Board service, a director receives all RSUs that have vested as of that date.

The following tables show the total 2015 compensation of our non-employee directors.

Non-Employee Director Compensation Elements

Compensation Item	2015 Amount ($)

Annual Retainers and Committee Membership Fees
Board	130,000(1)
Independent Chairman	50,000
Audit Committee Chair	17,500
Compensation and Talent Development Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	12,500
Audit Committee Member	7,500
Compensation and Talent Development Committee Member	5,000
Nominating and Corporate Governance Committee Member	5,000

(1)	This amount reflects each non-employee director’s (1) annual retainer of $50,000, payable in cash or RSUs, and (2) annual grant of RSUs equal to $80,000.

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DIRECTOR COMPENSATION

2015 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Kirk E. Gorman	62,500	137,515	—	200,015

Rebecca W. Rimel	43,750	80,003	2,637	126,390

Ronald A. Ahrens(1)	—	152,500	—	152,500

Robert J. Rubin, M.D.	34,062	115,023	1,788	150,873

Anthony J. Conti	67,500	80,003	—	147,503

Joseph A. Frick	27,500	107,518	191	135,209

(1)	Mr. Ahrens retired from the Board in September of 2015.

Fees Earned or Paid in Cash

The amounts in the “Fees Earned or Paid in Cash” column are retainers earned for serving on our Board, its committees and as committee chairs and as our Chairman. All annual cash retainers are paid in 4 quarterly installments over the calendar year as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting.

Stock Awards

The amounts in the “Stock Awards” column reflect the grant date fair value of RSU awards made in 2015. The grant date fair value is determined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. For additional information on the valuation assumptions regarding the fiscal 2015 grants, refer to Note 9 in our financial statements for the year ended December 31, 2015, which is included in our 2015 Annual Report.

Pursuant to the Compensation Program for Non-Employee Directors, each non-employee director receives an annual RSU valued at $80,000. Additionally, each non-employee director receives an annual retainer of $50,000, of which the non-employee director may elect to take in cash or in an equal value of RSUs. Each non-employee director may irrevocably elect to receive his or her committee chair or member retainer in the form of cash or RSUs.

All RSUs vest in four successive quarters following the award date and are distributed in the form of common stock on the earliest to occur of the non-employee director’s death, disability, separation from service or a change in the ownership or effective control of our company.

As an independent chairman, Mr. Gorman receives an additional $50,000 retainer, which he may elect to receive as cash or RSUs. In the event of his death, disability, separation from service, or a change in control event prior to the full vesting date, all outstanding RSUs shall become fully vested.

All Other Compensation

We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.

RSUs and Stock Options

The following table sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2015 for each of our non-employee directors.

Outstanding Director Stock Awards and Stock Options at Year-End 2015

Name	Aggregate Number of RSUs Outstanding (#)	Aggregate Value of RSUs Outstanding ($)(2)	Aggregate Number of Unexercised Stock Options Outstanding (#)
Kirk E. Gorman	137,733	1,608,721	27,286
Rebecca W. Rimel	94,821	1,107,509	9,338
Ronald A. Ahrens(1)	170,670	1,993,426	—
Robert J. Rubin, M.D.	128,814	1,504,548	28,489
Anthony J. Conti	83,004	969,487	—
Joseph A. Frick	32,146	375,465	—

(1) Mr. Ahrens retired from the Board in September of 2015, at which time the Board approved the acceleration of his outstanding equity grants.

(2)Value based on the closing stock price of a share of our Common Stock on December 31, 2015 ($11.68).

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EXECUTIVE OFFICERS

Executive Officers

Executive Officer Biographies

The following are biographical summaries of our executive officers and their ages, except for Mr. Capper, whose biography is included under the heading “Director Qualifications and Biographies” in this proxy statement.

Heather C. Getz, CPA

Age: 41 Position: Senior Vice President and Chief Financial Officer

Ms. Getz was appointed Senior Vice President and Chief Financial Officer in January 2010. Ms. Getz joined us in May 2009 as Vice President of Finance. From April 2008 to May 2009, Ms. Getz was Vice President of Finance at Alita Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, where she was responsible for all areas of finance, accounting and information systems. Prior to joining Alita Pharmaceuticals, Inc., from March 2002 to April 2008, Ms. Getz held various financial leadership positions at VIASYS Healthcare Inc., a healthcare technology company acquired by Cardinal Health, Inc. in July 2007, including directing the company’s global financial planning, budgeting and analysis, and external reporting functions. From June 1997 to February 2002, Ms. Getz began her career at Sunoco, Inc., where she held various positions of increasing responsibility. Ms. Getz is a certified public accountant, and received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University.

Peter Ferola

Age: 47 Position: Senior Vice President, Corporate Development, General Counsel, and Secretary

Mr. Ferola joined us in February 2011 as our Senior Vice President, Corporate Development and General Counsel, with over 20 years of progressive leadership experience in business management, legal affairs and corporate governance. From 2009 to 2011, Mr. Ferola served as Vice President, General Counsel and Secretary of Nipro Diagnostics, Inc. (formerly Home Diagnostics, Inc., NASDAQ: HDIX). Prior to joining Home Diagnostics, Mr. Ferola worked as a corporate and securities attorney with Greenberg Traurig, LLP and with Dilworth Paxson, LLP in Washington, D.C., focusing on mergers, acquisitions, public securities offerings and corporate governance matters. From 1989 to 2002, Mr. Ferola worked in executive management roles for an American Stock Exchange listed company, most recently serving as Vice President—Administration and Corporate Secretary, overseeing the company’s administrative functions, legal matters and investor relations. Mr. Ferola earned a Bachelor of Science and Juris Doctor degree from Nova Southeastern University and a Master of Laws in Securities and Financial Regulation from Georgetown University Law Center. Mr. Ferola has authored numerous articles on corporate and securities laws, with a particular focus on audit committees and regulations implemented in the wake of the Sarbanes Oxley Act of 2002.

Fred (Andy) Broadway III

Age: 46 Position: Senior Vice President, Sales and Marketing

Mr. Broadway joined us in June 2009 as our Vice President, Marketing, bringing 15 years of progressive leadership experience in sales and marketing, including extensive therapeutic knowledge in Cardiology and Neurology. In September 2012, Mr. Broadway was promoted to Senior Vice President, Marketing, and in January 2013, Mr. Broadway became our Senior Vice President, Sales and Marketing. Prior to joining us, from 2006 to June 2009, Mr. Broadway was Director of Marketing at Bristol Myers Squibb, leading the commercialization launch efforts of a potential new therapy for the treatment of stroke prevention in atrial fibrillation. Earlier in his career, Mr. Broadway was on the marketing team at Pfizer, responsible for developing yearly and long-term strategic plans, brand and portfolio positioning, asset  life cycle development, and overseeing commercialization tactics for several leading brands. Mr. Broadway started his career with Sanofi Pharmaceuticals, where he held numerous positions of increasing responsibility including sales, marketing, and eventually leadership positions in both sales and marketing. Mr. Broadway received his undergraduate degree in Zoology from Auburn University.

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EXECUTIVE OFFICERS

Daniel Wisniewski

Age: 52 Position: Senior Vice President, Technical Operations

Mr. Wisniewski joined us in December 2010 as our Senior Vice President, Operations, and is now serving as our Senior Vice President, Technical Operations. Mr. Wisniewski has over 20 years of experience in executive leadership, information systems, and operations. Most recently, from 2000 to 2010, Mr. Wisniewski served as Chief Information Officer with CCS Medical, Inc. As the Chief Information Officer, Mr. Wisniewski was responsible for developing a highly scalable patient centric operational infrastructure focused on compliance, growth and expense control within the healthcare industry. Prior to joining CCS Medical, Inc., Mr. Wisniewski held various roles within the nuclear and banking industries with increasing responsibilities in information systems and general management. Mr. Wisniewski began his career as an U.S. Navy Nuclear Trained Naval Officer. Mr. Wisniewski received his undergraduate degree in Electrical Engineering from Virginia Military Institute.

George Hrenko

Age: 53 Position: Senior Vice President, Human Resources and Organizational Excellence

Mr. Hrenko joined us in 2008 as our Vice President of Human Resources and was named Senior Vice President, Human Resources and Organizational Excellence in May 2010. Most recently, Mr. Hrenko served as a Director of Human Resources for Target Corporation from February 2002 to March 2007. From December 1998 to February 2002, Mr. Hrenko held several positions with Bank One Corporation, including First Vice President, Human Resources Generalist, Vice President, Compensation, and Vice President, Corporate Staffing. From 1996 to 1998 he served as Managing Director, Human Resources for Continental Airlines. Prior to joining Continental Airlines, Mr. Hrenko served as Human Resources Manager at Pepsi Cola Co. and PepsiCo, Inc., from 1987 to 1996. Mr. Hrenko received an undergraduate degree in English and Psychology from Pennsylvania State University.

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EXECUTIVE COMPENSATION

Executive Compensation

Executive Summary

Our Compensation Philosophy and Goals

We believe that our long-term success is directly related to our ability to attract, motivate and retain highly talented individuals with outstanding ability and potential who are committed to continually improving financial performance, achieving profitable growth and enhancing stockholder value.

To that end, our compensation program is generally designed to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, motivate and retain executives with outstanding ability and potential. Our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds formally established corporate and financial performance goals and objectives. Our Compensation Committee and our senior management are focused on providing an appropriate mix of short-term and long-term incentives. Our compensation program provides long-term incentives to ensure that our executives continue in employment with us and directly tie executive compensation to the generation of stockholder value.

The Management Incentive Plan (“MIP”), our annual cash incentive bonus plan, is based primarily on two financial measures and several corporate performance objectives. The two financial measures are revenue and adjusted EBITDA, which is our earnings before interest, taxes, depreciation and amortization and excluding certain nonrecurring charges and stock compensation expense for the applicable year. The corporate performance objectives vary by year and are intended to encourage our executives to build and maintain an infrastructure that supports growth and strategy and increases revenues. In 2015, these corporate performance objectives included launching new products, increasing efficiencies, further advancing our hospital sales initiative and increasing our service capabilities.

Our Long-Term Incentive Plan (“LTIP”) is based on the same metrics as our MIP. The long term incentive awards are split equally between RSUs and stock options. The RSUs vest on the third anniversary of the grant date and the stock options vest over a four-year period from the grant date. We believe that the time-vested aspect of the RSUs and stock options promotes the retention of key talent and encourages share ownership.

Most Recent Say-on-Pay Results

We have determined that our stockholders should vote on a say-on-pay proposal every three years, consistent with the preference expressed by our stockholders at our 2011 Annual Meeting of Stockholders. At our 2014 Annual Meeting of Stockholders, we held a stockholder “Say-on-Pay” advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement. Stockholders expressed overwhelming support for the compensation of our NEOs, with approximately 70% of the votes (present at the meeting and entitled to vote) cast to approve NEO compensation.

The Compensation Committee considered this vote as demonstrating strong support for our compensation programs and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2015. These principles and philosophies are highlighted above and described more fully below.

The next advisory votes on executive compensation and the frequency of the advisory vote on executive compensation will take place at our 2017 Annual Meeting of Stockholders.

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EXECUTIVE COMPENSATION

2015 Financial Highlights

2015 was a record year for us. We delivered exceptional financial performance in 2015, achieving record revenue, gross profit, net income and adjusted EBITDA. Compared to 2014, revenue grew by 7.2%, gross profit grew by 14.0%, net income grew by 175.5% and adjusted EBITDA grew by 61.2%. We operate under three reportable segments: (1) Healthcare, (2) Technology and (3) Research. Our Healthcare segment benefitted from continued volume strength and favorable pricing. We were also notified of an 8% increase in the mobile cardiac telemetry service (“MCT”) Medicare rate, which became effective in 2016. In addition, we are investing in and expanding our product offerings in our Technology segment and we continue to experience double-digit growth in our Research segment study volume. We were also able to achieve numerous crucial operational and performance objectives, including an increase in patient volume, development of and progress in certain specified sales initiatives, such as our CardioKey services, expanding our backlog in research and accelerating the growth of our International Normalized Ratio business.

Non-GAAP Financial Measures

The following table contains reconciliations of 2015 GAAP income from operations to adjusted EBITDA for short-term and long-term incentive purposes relating to the MIP and LTIP financial metrics set forth in this proxy statement. Management uses adjusted EBITDA so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the period being reported. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provides a meaningful measurement that is focused on the performance of our ongoing operations.

2015 Financial Measures

Consolidated Performance

Income from operations — GAAP	$9,518,000
Other charges(1)	6,063,000
Depreciation and amortization expense	12,488,000
Stock compensation expense	4,952,000
Adjusted EBITDA(2)	$33,021,000

(1) For the year ended December 31, 2015, we incurred $6.1 million of other charges, primarily due to patent litigation.

(2) A full discussion of components of adjusted EBITDA is found in our fourth-quarter and full-year 2015 earnings press release furnished on Form 8-K with the SEC on February 17, 2016.

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EXECUTIVE COMPENSATION

Executive Compensation Elements

Compensation Component	Objectives	Key Features
Base Salary

Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to responsibility, experience, skills and capability relative to the market

•              Annual cash compensation that is not at risk

•              Targeted to the 50th percentile of our peer group, with variations based on experience, skills and other factors

•              Adjustments considered annually based on level of pay relative to the our peer group, individual responsibilities and individual and corporate performance

MIP

Focuses executives on annual results by rewarding them for achieving key budgeted financial and corporate performance targets

Links executives’ interests with those of stockholders by promoting profitable growth

Helps retain executives by providing market-competitive compensation

•              At-risk cash awards based on revenue, adjusted EBITDA and certain corporate performance objectives

•              Annual awards vary from 0% to 200% of the targeted amount

•              Cash bonuses are generally paid out within the first quarter

•              Targeted so that the total of base salary and bonus is expected to fall between the 50th and 75th percentile of our peer group if the earned bonus is 100% of the targeted amount

LTIP (RSUs and Stock Options)

Aligns executives’ interests with those of stockholders by linking compensation with financial and corporate performance

Drives stockholder value

Provides a retention incentive for key employees through time-based RSUs and stock options

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking

Rewards key employees for demonstrated value creation

•              At-risk long-term compensation

•              Targeted so that total compensation approximates the 50th percentile of our peer group (actual grant values may vary from the target value based on consideration of both company and individual executive performance)

•              Utilize RSUs and stock options to align executives’ interests with those of our stockholders

•              RSUs vest on the third anniversary of the grant date; stock options vest in annual increments over a four-year period

•              Time-based equity awards encourage share ownership and promote the retention of NEOs

2015 MIP Bonuses (Cash)

MIP payouts for all executives, including the NEOs, are based on our performance against revenue, adjusted EBITDA and certain corporate performance objectives. The target bonus is set as a percentage of base salary, which for the NEOs, ranges from 50% to 100%. 2015 MIP target goals were set by the Compensation Committee based on the budget approved by the Board and the Compensation Committee’s determination that the targets contained sufficient “stretch.” For 2015, the Compensation Committee determined that the financial and corporate performance goals under the MIP were to be weighted as follows:

% of Payout	Goal

30%	Revenue
30%	Adjusted EBITDA
40%	Corporate objectives

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EXECUTIVE COMPENSATION

For 2015, we achieved 97.5% of our revenue target and 110.3% of our adjusted EBITDA target as shown in the table below. See footnotes to “Financial Results for MIP Purposes” on page 25.

2015 MIP and LTIP Performance Against Primary Financial Metrics

Threshold, Target and Actual Performance

2015 LTIP Awards (RSUs and Stock Options)

Long-term incentive compensation opportunities for our executives, including the NEOs, are entirely equity-based and utilize the same financial and corporate performance objectives as our MIP: (i) revenue, (ii) adjusted EBITDA and (iii) certain corporate performance objectives. Our LTIP grants are designed to encourage share ownership and promote the retention of key talent. Under our LTIP, eligible executives receive an award of time-vested RSUs and stock options, approximately equal in expected value. The grants made in a particular year reflect the Company’s prior year performance against the financial and corporate performance objectives discussed above. The RSUs vest on the third anniversary of the grant date while the stock options vest annually over a four-year period from the grant date. The value of each NEO’s LTIP grant is determined by the Compensation Committee based on its review of peer-group market data, the executive’s roles and responsibilities, his or her impact on our results, and advancement potential. Our achievement levels with respect to our financial performance goals are set forth above.

Our Compensation Practices

We continue to incorporate leading practices into our compensation programs:

•                  Our compensation philosophy targets total direct compensation of our NEOs at the 50th percentile of peer group companies.

•                  We prohibit our employees, officers and directors from hedging or engaging in any speculative trading with respect to our common stock.

•                  We do not provide tax “gross-ups” for perquisites provided to our executive officers.

•                  Our equity-incentive plan prohibits the repricing or exchange of equity awards without stockholder approval.

•                  We do not have “single trigger” features on parachute payments in any employment agreements, with the exception of our Chief Executive Officer whose equity awards immediately accelerate and become fully vested upon a change in control.

•                  We have not provided golden-parachute excise-tax gross-ups in any employment agreements offered to executives.

•                  We require our executive officers to meet share-ownership guidelines with respect to shares acquired upon vesting or exercise. The ownership guideline for our Chief Executive Officer is four times base salary, the guideline for our Chief Financial Officer is two times base salary and the guideline for our other executive officers is one times base salary. Executive officers must retain 100% of the shares (on a net, after-tax basis) acquired upon the exercise of options or vesting of restricted shares until the guideline is satisfied.

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EXECUTIVE COMPENSATION

•                  The Compensation Committee has engaged an independent outside compensation consultant. See “Role of the Compensation Consultant and Executives.”

•                  In the event of a material restatement of our financial results, the Board or the Compensation Committee will review the incentive compensation that was paid or awarded, with respect to the period to which the restatement relates, to our current and former officers who engaged in fraud or other misconduct that resulted in the restatement, and may, in its sole discretion recoup any incentive-based compensation paid or awarded to the current or former officer(s) in excess of the amount that would have been paid or awarded to the current or former officer(s) under our restated financial statements.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation and Talent Development Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporated by reference in our 2015 Annual Report.

Compensation and Talent Development Committee

Joseph A. Frick, Chairman
Rebecca W. Rimel

Compensation Discussion and Analysis

This section discusses our executive compensation program for 2015, the compensation decisions made under those programs and the factors that were considered by the Compensation Committee in making those decisions. It focuses on the compensation for each of our NEOs for 2015:

•                  Joseph H. Capper, President and Chief Executive Officer;

•                  Heather C. Getz, Senior Vice President and Chief Financial Officer;

•                  Michael Geldart, Former Senior Vice President and Chief Operating Officer who resigned on October 16, 2015;

•                  Daniel Wisniewski, Senior Vice President, Technical Operations;

•                  Peter Ferola, Senior Vice President and General Counsel; and

•                  Fred (Andy) Broadway III, Senior Vice President, Sales and Marketing.

This Compensation Discussion and Analysis is divided into two parts:

Part 1 discusses our 2015 performance, the Compensation Committee’s actions in 2015, our compensation practices and the compensation decisions for our NEOs.

Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy and determine competitive positioning of our executive compensation and other policies.

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EXECUTIVE COMPENSATION

Part 1 – 2015 Performance, Compensation and Talent Development Committee Actions, Compensation Practices and Decisions

2015 Performance Overview

2015 was an outstanding year for us and our stockholders. Among the accomplishments of our executive team, led by Mr. Capper, were:

•                  Highest annual adjusted EBITDA in our corporate history at $33.0 million.

•                  Recorded $7.4 million GAAP net income for the full year 2015, highest in our corporate history.

•                  Achieved fourteenth consecutive quarter of year over year revenue growth.

2015 Compensation and Talent Development Committee Actions

The Compensation Committee regularly evaluates the design and performance of our executive compensation programs to ensure they are operating as intended and consistent with relevant benchmarks and market practices. The Compensation Committee also reviews its compensation philosophy each year. As a result of these evaluations and reviews, the Compensation Committee took the following actions in 2015:

Action	Rationale
Compensation Mix—Mix of short term and/or long-term compensation components, including cash and equity based compensation.	Strengthen pay-for-performance element with a large portion of executive pay “at risk” based on achievement of financial and corporate performance goals.
Competitive Compensation Levels—Reaffirmed our compensation philosophy of targeting our executive compensation to the market median (50th percentile).	Align with compensation best practices.
Stock Ownership and Holding Policy—Adopted a policy requiring our Chief Executive Officer and certain other executive officers to meet share-ownership guidelines.	Align financial interests of our executives with those of our stockholders.

2016 Compensation and Talent Development Committee Actions

In early 2016, the Compensation Committee adopted a clawback policy, which permits us to cancel or recover any incentive compensation based on achievement of specified financial results that are the subject of a subsequent material restatement.

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EXECUTIVE COMPENSATION

Executive Compensation Elements

The following chart summarizes the key features of each element of our executive compensation program: Cash (salary and annual bonus); Equity (long-term incentive); Retirement (retirement benefit program) and Other (perquisites). Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis, and the accompanying tables.

Compensation Element	Type	Key Features
Cash	Salary MIP

•         Fixed amount of compensation based on experience, contribution and responsibilities.

•         Salaries reviewed annually and adjusted based on market practice, individual performance and contribution, length of service and other internal factors.

•         Cash awards based on revenue, adjusted EBITDA and certain corporate performance objectives. See “Financial Results for MIP Purposes” on page 25.

•         Annual awards vary from 0% to 200% of the targeted amount.

LTIP Compensation (100% Equity)	RSUs and Incentive stock options (50% of grant value each)

•         Grant values vary from target based on revenue, adjusted EBITDA and certain corporate performance objectives.

•         RSUs vest on the third anniversary of the grant date.

•         Options vest annually over a four-year period and expire 10 years from the grant date.

Retirement	401(k) Plan

•   Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to code limits, and receive a matching company contribution of 100% on the first 3% of compensation deferred under the 401(k) plan and 50% on the next 2% of compensation deferred under the 401(k) plan.

Summary of Key 2015 Compensation Decisions

The following highlights the Compensation Committee’s key NEO compensation decisions for 2015, as reported in the Summary Compensation Table on page 34. The decisions were made after considering input from the Compensation Committee’s independent compensation consultant, Willis Towers Watson & Co. (“Towers Watson”).

Chief Executive Officer Compensation

In February 2015, the Compensation Committee took the following actions on Mr. Cappers’ compensation:

•         His base salary was held at $535,000;

•         His MIP target award opportunity was maintained at $535,000 (100% of base salary); and

•         His LTIP target expected value was maintained at $1,070,000 (200% of base salary).

After benchmarking Mr. Capper’s compensation with our peer group, the Compensation Committee determined that Mr. Capper was between the 50th and 75th percentiles for overall compensation.

Compensation of Other NEOs

The Compensation Committee approved salaries and set incentive-compensation targets of the other NEOs taking into account the Chief Executive Officer’s recommendations, the advice of Towers Watson, peer group salary data, relative duties and responsibilities, advancement potential and impact on our financial and strategic performance. Consistent with the approach for the Chief Executive Officer, the Compensation Committee provided no increases in LTIP incentive compensation or annual base salary, with the exception of Mr. Broadway who received a 5% increase in base salary.

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EXECUTIVE COMPENSATION

2014-2016 NEO Base Salaries and MIP Target

Name	2014 Base Salary	2015 Base Salary	2016 Base Salary	MIP Target as % of Salary
Joseph H. Capper	$535,000	$535,000	$556,500	100%
Heather C. Getz	$338,100	$338,100	$345,000	60%
Michael Geldart(1)	$336,000	$336,000	—	—
Daniel Wisniewski	$320,000	$320,000	$326,500	50%
Peter Ferola	$310,000	$310,000	$316,500	50%
Fred (Andy) Broadway III	$271,700	$285,285	$291,000	50%

__________________________________

(1) Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015.

Our Management Incentive Plan

Plan Criteria and Rationale

The annual incentives for all MIP participants, including the NEOs, are based on our financial and corporate performance as a whole measured primarily by revenue, adjusted EBITDA and certain corporate performance objectives.

In 2015, as in past years, the Compensation Committee evaluated the continued use of the MIP financial and corporate performance objectives using the following principles:

•                  Metrics that support achievement of an annual Board-approved operating plan;

•                  Metrics that support profitable growth while preserving cash for longer-term investment;

•                  Metrics that provide a clear line of sight—i.e., that are clearly understood and can be affected by the performance of our executives and employees;

•                  Metrics that are consistent with market practice and commonly used within our peer group; and

•                  Corporate performance metrics that encourage our executives to build and maintain an infrastructure that supports our growth and financial performance.

Following this review, the Compensation Committee concluded that the continued use of these measures supports these principles because they are linked to top-line growth, the creation of stockholder value and encourage our executives to continue to build a successful and growing commercial organization. For 2015, the Compensation Committee determined that the financial and corporate performance goals under the MIP were weighted as follows:

% of Payout	Goal

30%	Revenue
30%	Adjusted EBITDA
40%	Corporate objectives

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EXECUTIVE COMPENSATION

Target Setting

The target MIP awards for our NEOs are set as a percentage of base salary. Target awards are reviewed annually to ensure alignment with our compensation philosophy to target total direct compensation at the market median. Variances from this goal are based on an evaluation of competitive market data, internal equity considerations among the Chief Executive Officer’s direct reports and individual performance evaluations.

For 2015, target MIP opportunities for the NEOs ranged from 50% to 100% of their year-end base salary rate, as follows:

NEO	Target %

Joseph H. Capper	100%
Heather C. Getz & Michael Geldart	60%
Daniel Wisniewski, Peter Ferola and Fred (Andy) Broadway III	50%

The Compensation Committee has historically approved funding of MIP awards at less than 100%, as set forth below:

Year	MIP Funding %

2010	57.5%
2011 and 2012	50.0%
2013 and 2014	85%

Financial Results for MIP Purposes

The Compensation Committee set the MIP targets based on its evaluation of the budget amounts and its assessment that the targets contained a sufficient degree of “stretch.”

2015 Performance Metrics, Weight and Achievement

(all amounts in millions)

	Metric	Objectives				Milestone Achievement
MIP Objective	Weight	Threshold	Target	Maximum	Results	% of Target
Revenue	30%	$164.7	$183.0	$201.3	$178.5	97.5%
Adjusted EBITDA(1)	30%	$24.0	$30.0	$36.0	$33.0	110.3%
Corporate objectives(2)	40%	—	—	—	—	—

___________________________________

(1)                                     For a reconciliations of 2015 GAAP income from operations to adjusted EBITDA for short-term and long-term incentive purposes relating to the MIP and LTIP financial metrics, please set “Non-GAAP Financial Measures” on page 18.

(2)                                     Our 2015 corporate performance objectives included launching new products, increasing efficiencies, further advancing our hospital sales initiative and increasing our service capabilities.

2015 MIP Awards

In February 2016, our Compensation Committee evaluated the level of achievement of our financial and corporate performance objectives relating to operational commitments relative to the executive officer’s position, and approved funding of the 2015 MIP award at 100% of target. In making its decision to approve 2015 MIP awards at 100% of target, our Compensation Committee acknowledged the management team’s achievement of the corporate performance objectives and the revenue of $178.5 million and adjusted EBITDA of $33.0 million.

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EXECUTIVE COMPENSATION

The table below sets forth 2015 target MIP opportunities for our NEOs and the actual payout amounts and percentage of achievement of the target amounts. The actual payout amounts are computed based on the actual performance.

2015 MIP Target and Actual Payouts and Achievement

Name	2015 Target Bonus Award ($)	2015 Actual Award ($)	Actual Achievement % of Target
Joseph H. Capper	535,000	535,000	100%
Heather C. Getz	202,860	202,860	100%
Michael Geldart(1)	201,600	—	—
Daniel Wisniewski	160,000	160,000	100%
Peter Ferola	155,000	155,000	100%
Fred (Andy) Broadway III	142,643	142,643	100%

____________________________

(1)                                     Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015.

Our Long-Term Incentive Plan

Plan Criteria and Rationale

Long-term compensation for all our executives, including our NEOs, is entirely equity-based. Our LTIP is structured to align our executives’ interests with stockholders and to emphasize the Compensation Committee’s expectation that our executive officers should focus their efforts on growing our business while carefully managing capital.

The objectives of the LTIP are as follows:

•                  drive growth in stockholder value;

•                  reward key employees for demonstrated value creation;

•                  promote retention for key employees; and

•                  build equity ownership among the executive team.

We believe that, by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be better aligned and we will encourage long-term performance objectives.

To help further these objectives, our LTIP uses the same financial and corporate performance objectives that we use for non-equity based compensation under our MIP. At the beginning of each calendar year, awards are granted following the Compensation Committee’s evaluation of the achievement of the goals under our MIP. For the 2015 performance year, these LTIP targets were revenue of $183.0 million, adjusted EBITDA of $30.0 million and certain corporate performance objectives.

One-half of an award is granted in the form of a stock option award, based on the Black-Scholes value of the option at the time of grant, with a ten-year term and vesting at the rate of 25% per year commencing on December 31st and on each of the first, second and third anniversaries thereafter while the other half of the award is granted in the form of an RSU award, based on the closing stock price on the date of grant. The RSU award will vest in full on the third anniversary of the date of grant.

Stock awards enable our executive officers to participate in any increase in stockholder value and personally participate in the risks of business setbacks. It is our belief that long-term incentives motivate and reward successful long-term value creation and the achievement of financial goals for us and our stockholders, as well as help us retain top executive talent.

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All executive officers and other employees selected by our Compensation Committee are eligible to receive awards under the LTIP. The participants in the LTIP will receive awards based on each individual’s target dollar value, which is determined by our Compensation Committee. For our NEOs, the individual LTIP target dollar values approved by our Compensation Committee for fiscal 2015 performance, expressed as a percentage of each person’s base salary, were as follows:

NEO	Target %

Joseph H. Capper	200%
Heather C. Getz & Michael Geldart	75%
Daniel Wisniewski, Peter Ferola and Fred (Andy) Broadway III	50%

In 2015, our Compensation Committee awarded at 140% of the target equity payout to executives under the LTIP based on 2014 results, and in 2016 our Compensation Committee awarded at 100% of target equity payout to executives under the LTIP based on 2015 results, with the exception of Mr. Broadway and certain other executive employees who were granted LTIP awards at 120% of target equity payout because of their individual contributions to our record sales in the fiscal year ended December 31, 2015.

LTIP Award Values

	2015 LTIP Payout (based on 2014 performance) 140% of Target Value(1) Grant date price of $10.36			2016 LTIP Payout (based on 2015 performance) 100% of Target Value(2) Grant date price of $9.57
	Value	Options	Shares	Value	Options	Shares
Joseph H. Capper	1,498,000	122,538	72,297	1,070,000	94,752	55,904
Heather C. Getz, CPA	355,005	29,040	17,133	253,575	22,455	13,248
Michael Geldart(3)	352,800	28,859	17,027	—	—	—
Daniel Wisniewski	224,000	18,323	10,811	160,000	14,169	8,359
Peter Ferola	217,000	17,751	10,473	155,000	13,726	8,098
Fred (Andy) Broadway III	190,190	15,558	9,179	171,171	15,158	8,943

___________________________

(1)                                     The 2015 LTIP Payout values are reflected in the Summary Compensation Table appearing on page 34 of this proxy statement. The 2016 LTIP Payout values will be reported in the Summary Compensation Table of the proxy statement for the 2017 Annual Meeting of Stockholders.

(2)                                     Mr. Broadway’s 2016 LTIP Payout (based on 2015 performance) was granted at 120% of target value as a bonus due to our record sales in 2015.

(3)                                     Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015.

Equity Award Grant Practices

In 2014, the Compensation Committee changed the structure of the LTIP program, effective for the 2015 and 2016 payouts, by allowing grant values to be determined more subjectively by the Board, which will allow them to vary from target based on prior year performance, year over year performance and other factors. The Compensation Committee also eliminated the minimum grant requirement of 60% of target.

The Compensation Committee also delegates authority to our Chief Executive Officer to make a limited number of grants between meetings to employees at the vice president and director level in connection with the hiring or promotion of employees or for retention purposes.

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Equity Plans

2008 Equity Incentive Plan

In 2008, our Board adopted the 2008 Equity Incentive Plan (the “2008 EIP”). The 2008 EIP is available to all executive officers on the same basis as our other employees.

Our 2008 EIP authorizes us to grant stock options, stock appreciation rights, restricted stock, RSUs, performance stock awards, performance cash awards and other stock-based awards. All stock options granted to our employees and directors were granted with an exercise price that was no less than the fair market value of a share of our common stock on the date such options were granted. Prior to January 2009, all option grants typically vested over four years, with one quarter of the shares subject to the stock option vesting on the one year anniversary of the vesting commencement date, and the remaining shares vesting in equal monthly installments thereafter over three years. Beginning in January 2009, the Compensation Committee approved a new vesting schedule for all post-2009 grants, such that all new grants would vest in annual 25% increments over a four year period beginning with the first anniversary of the date of grant as opposed to monthly vesting. All options have a ten-year term (unless terminated earlier due to termination of service with us).

2008 Employee Stock Purchase Plan

In 2008, we adopted the 2008 Employee Stock Purchase Plan, which became effective on March 18, 2008, upon the closing of our initial public offering. The 2008 Employee Stock Purchase Plan is available to all executive officers on the same basis as our other employees.

Special Performance-Contingent Awards in 2014

In 2014, the Compensation Committee approved a special, one-time, performance-contingent equity award under the 2008 EIP to LTIP participants, including our NEOs, as follows:

NEO	Target Bonus (in Performance Shares)
Joseph H. Capper	123,272
Heather C. Getz	27,823
Michael Geldart(1)	18,433
Daniel Wisniewski	18,433
Peter Ferola	16,129
Fred (Andy) Broadway III	14,228

(1) Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015, at which time he forfeited all of his performance shares.

Shares underlying this one-time performance award will vest based upon the following goals:

•                  50% of the shares underlying the award will be earned if our quarterly revenues exceed $66.0 million for two consecutive quarters at any time between the grant date and the end of the first quarter of 2017;

•                  50% of the shares underlying the award will be earned if our quarterly adjusted EBITDA exceeds $9.5 million for two consecutive quarters at any time between the grant date and the end of the first quarter of 2017; and

•                  Our net debt as of each quarter-end must be less than three times our annualized EBITDA (quarterly EBITDA multiplied by 4) in order for either goal to be earned in a particular quarter.

The achievement of these goals must be certified by the Compensation Committee over two consecutive quarters. If a goal is not reached by the end of the first quarter of 2017, the award is forfeited. One-half of the performance shares were deemed probable to vest in 2015. As of December 31, 2015, none of the performance-contingent shares granted to the LTIP participants in 2014 have been earned.

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Part 2 – Compensation Framework

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive executive pay opportunities tied to our company success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased stockholder value. To reach these goals, we have adopted the following program objectives:

•                  Have a strong pay-for-performance element with a major portion of executive pay “at risk” based on achievement of financial and corporate performance goals.

•                  Support achievement of both operating performance and strategic corporate performance objectives.

•                  Link management compensation with the interests of stockholders.

•                  Be fair and market-competitive to assure access to needed talent and encourage retention.

•                  Provide compensation opportunities that are consistent with each executive’s responsibilities, experience and performance.

•                  Promote retention of key employees.

•                  Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

Applying our Compensation Philosophy

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. The features of these practices and programs also reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. This is based on our belief that applying company-wide metrics encourages decision making that is in the best long-term interests of us and our stockholders. In addition, we believe that the mix of equity award instruments used under our LTIP, including both stock options and RSUs, in each case, that vest over multi-year periods also mitigates risk and properly accounts for the time horizon of risk.

We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.
MIP Award

At-risk cash bonuses focus NEOs on annual results by rewarding them for achieving key budgeted financial and corporate performance targets.

Links interests of NEOs with those of stockholders by promoting strong profitable growth.

Helps retain NEOs by providing market-competitive compensation.

LTIP Award (RSUs and Stock Options)

At-risk long-term compensation aligns interests of NEOs with those of stockholders by linking compensation with financial and corporate performance.

Retains NEOs through multi-year RSU and stock option vesting.

Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

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Competitive Positioning

In support of our compensation philosophy, we target executive officer compensation at the median values of a peer group of publicly traded companies in the medical products and services sector. Generally, the Compensation Committee’s consultant conducts a market analysis every other year, with the most recent one being completed during the fall of 2014. The results of this analysis were used by the Compensation Committee in determining executive officer compensation for 2015 and 2016. As described more fully below, the market references are among many different factors considered by the Compensation Committee when setting executive officer compensation.

Given our size and diverse business portfolio, identifying peer companies using conventional criteria such as revenues and industry classification can be challenging. The Compensation Committee believes that using a peer group that includes companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Compensation Committee with decision-quality data and context, and is a reasonable representation of our labor market for executive talent. The Compensation Committee regularly evaluates and, if appropriate, updates the composition of the peer group.

The companies included in the 2014 study peer group were recommended by Towers Watson and approved by the Compensation Committee. The 17 peer companies reflected the following criteria as of the most recent fiscal year completed at the time the study was completed(1):

	Revenue (mm)	EBITDA (mm)	Employees	Market Cap (mm)

High	$344.1	$52.3	320	$1,047.0
Median	$150.8	$19.7	511	$507.6
Low	$63.9	$-32.1	1,300	$58.6

(1)                                     Revenue, EBITDA and Employees all were reported as of the most recent fiscal year completed at the time the study was conducted. Market capitalization values were calculated as of October 2014 using the most recent common shares outstanding reported and an average share price over the prior 200 days.

All peer companies in the 2014 study were classified to one of the following industries by Standard & Poor’s: Healthcare Equipment, Healthcare Supplies, Healthcare Services or Life Sciences Tools and Services. In addition, the proposed peer group considered whether companies used us as a peer in market analyses of executive officer compensation.

The peer group companies in the 2014 study used as a reference when establishing officer compensation for 2015 and 2016 consisted of the following:

2014 Peer Group

ABIOMED, Inc.	Affymetrix, Inc.	Alphatec Holdings, Inc.*	Angiodynamics, Inc.
Atricure, Inc.	ATRION Corp.*	Cardiovascular Systems, Inc.	Cryolife, Inc.
Endologix, Inc.*	Exactech, Inc.	Landaur, Inc.*	LeMaitre Vascular, Inc.*
Natus Medical, Inc.	PDI, Inc.*	Quidel Corp.	The Spectranetics Corp.
Vascular Solutions, Inc.

* New companies included in peer group since last market analysis

Setting Compensation

The Compensation Committee annually reviews the total compensation of each executive officer—i.e., cash compensation (salary and target MIP opportunity) and long-term equity compensation (target long-term equity value). The Compensation Committee, with input from Towers Watson, then sets the executive’s compensation target for the current year. Salary adjustments, if any, typically become effective in February of each year. In making its decisions, the Compensation Committee uses several resources and tools, including competitive market information and compensation trends within the peer group and the larger executive compensation environment.

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other

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similarly situated companies that compete with us for executive talent and has engaged Towers Watson to provide additional assurance that our executive compensation programs are reasonable and consistent with its objectives. Towers Watson reports directly to the Compensation Committee, periodically participates in committee meetings, and advises the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of the companies in our peer group as described above, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each of our executive officers, as well as our overall financial performance. Our Compensation Committee believes this flexibility is particularly important in designing compensation arrangements to attract and retain executives.

Evaluating Performance

Determinations about corporate performance are based on the achievement of certain corporate performance objectives. Individual performance against goals are more subjective and are based on the judgments made at the discretion of our Compensation Committee and our Board, with input from our Chief Executive Officer, except as it relates to his own compensation. For our executive officers, other than himself, our Chief Executive Officer evaluates the performance of the executive officers on an annual basis and makes recommendations to our Compensation Committee with respect to annual salary adjustments, bonuses and annual equity awards. These recommendations are reviewed by our Compensation Committee on an aggregated basis so that our Compensation Committee can evaluate the compensation paid to our executives on a total compensation basis. While our Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to executive officers other than himself, our Compensation Committee exercises its own discretion in approving salary adjustments for the upcoming year and discretionary cash and equity awards for all executives and communicates its final approval to our Board.

Post-Employment Compensation Arrangements

Retirement Plans

Consistent with our compensation philosophy, we intend to continue to maintain broad-based retirement and welfare employee benefit programs for all of our employees, in which our NEOs are also eligible to participate. However, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable. Effective January 1, 2014, our Compensation Committee approved a matching contribution under our 401(k) retirement plan of 100% on the first 3% of compensation deferred under the plan and 50% on the next 2% of compensation deferred under the plan (up to the applicable statutory limits under the Internal Revenue Code).

Termination Payments

The employment agreements for each of our NEOs provide for payments in the event that the executive is terminated by us without cause or by the executive for good reason, in each case, without regard to whether the termination occurs in the context of a change in control. With the exception of Mr. Capper, if the executive’s employment is terminated by us without cause or by the executive for good reason in connection with a change in control, all of the executive’s equity awards will immediately accelerate and become fully vested. All of Mr. Capper’s equity awards will immediately accelerate and become fully vested upon a change in control without regard to a termination of employment (unless he is terminated for cause). Payments and benefits to Messrs. Capper, Wisniewski, Ferola and Broadway and Ms. Getz will be modified to avoid any excise tax under Section 409A of the Internal Revenue Code to the extent the modification would result in a greater net after tax benefit to the executive. We believe these severance and change in control benefits are an essential element of our overall executive compensation package. The severance and change in control benefits were also determined through comparison to companies in our peer group. See “Estimated Payments Following Termination or Change in Control” below for further information regarding the payments and benefits under the employment agreements.

We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change-in-control and encourage them to act in the best interests of the stockholders in assessing a transaction.

We do not have any “single trigger” features on parachute payments in any employment agreements, with the exception of our Chief Executive Officer whose equity awards immediately accelerate and become fully vested upon a change in control. We also have not provided golden-parachute excise-tax gross-ups in any employment agreements offered to executives.

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Other Compensation Policies

Personal Benefits

We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives. In total, they represent a small percentage of the NEOs’ overall compensation, and the Compensation Committee has reduced many of them in recent years. We do not provide perquisite gross-ups. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Share-Ownership Requirements

Share-ownership goals align executives with the interests of stockholders and encourage a long-term focus. All of our executive officers must retain shares acquired upon vesting or exercise if their ownership level is below the value equal to particular multiples of their base salary. The Compensation Committee established a goal of four-times base salary for the Chief Executive Officer, two-times base salary for the Chief Financial Officer and one-time base salary for all other executives. Executive officers must retain 100% of the shares (on a net, after-tax basis) acquired upon the exercise of options or vesting of restricted shares until the guideline is satisfied. All NEOs currently meet these guidelines.

Policy on Hedging and Speculative Trading

We prohibit directors, officers, employees and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, we prohibit our officers, directors, employees and consultants from margining, or making any offer to margin, any of our stock, including without limitation, borrowing against such stock, at any time.

Clawback Policy

In the event of a material restatement of our financial results, we will review the incentive compensation that was paid or awarded, with respect to the period to which the restatement relates, to our current and former officers who engaged in fraud or other misconduct that resulted in the restatement. To the extent permitted by law and as the Compensation Committee in its sole discretion deems appropriate and in our best interests, we may seek the recoupment or forfeiture of any incentive-based compensation paid or awarded to the officer in excess of the amount that would have been paid or awarded to the officer under our restated financial statements.

Risk Considerations in Our Compensation Programs

The Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and corporate performance objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•                  A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•                  Multiple Performance Factors—Our incentive compensation plans use company-wide metrics, which encourage focus on the achievement of objectives for our overall benefit.

•                  The MIP and LTIP awards are each dependent on multiple performance metrics including revenue and adjusted EBITDA, as well as corporate goals related to specific strategic or operational objectives.

•                  The LTIP awards are equity-based and have two components: (1) achievement of certain financial and corporate performance objectives and (2) time-based vesting. The RSUs vest on the third anniversary of the grant date and the stock options vest annually over a four-year period.

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•                  We have a stock ownership and holding policy to better align the financial interests of our executives with those of our stockholders.

•                  We have adopted a clawback policy allowing us to recoup incentive compensation paid in the event of a material restatement of our financial statements.

Additionally, the Compensation Committee considered an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In making this evaluation, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry norms as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board.

Role of the Compensation Consultant and Executives

The Compensation Committee approves all compensation decisions for our NEOs, other than our Chief Executive Officer, whose base salary and incentive compensation are approved by the Board with a recommendation from the Compensation Committee.

Our Compensation Committee has the sole authority to retain or replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged Towers Watson as its independent compensation consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management.

During 2015, the consultant performed the following tasks for the Compensation Committee:

•                  Prepared competitive market data for the compensation of the executive officer group;

•                  Updated the Compensation Committee on executive compensation trends and regulatory developments; and

•                  Provided input on compensation program design and philosophy, incentive-pay mix and peer group companies against which executive pay is benchmarked.

The consultant provides no services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Towers Watson to be independent from us under the NASDAQ Listing Rules and SEC regulations.

Our Chief Executive Officer annually reviews the performance of each of the other executive officers, including the other NEOs. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers the Chief Executive Officer’s recommendations in addition to data and recommendations presented by the consultant.

The Chief Executive Officer and other members of management also work with the Compensation Committee and consultant in determining the companies to be included in the peer group.

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Compensation Tables

The following tables, narrative and footnotes discuss the compensation of the NEOs during 2015, 2014 and 2013.

2015 Summary Compensation Table

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Stock Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

Joseph H. Capper	2015	535,000	1,283,997	804,383	535,000	21,361	3,179,741
President and Chief Executive Officer	2014	535,000	535,000	539,226	454,750	—	2,063,976
	2013	535,000	321,000	380,913	454,750	—	1,691,663

Heather C. Getz	2015	338,100	298,250	190,629	202,860	23,183	1,053,022
Senior Vice President and Chief Financial Officer	2014	338,100	120,747	121,701	172,431	10,142	763,121
	2013	319,242	72,450	69,257	170,016	—	631,147

Michael Geldart(4)	2015	284,307	176,400	189,441	—	17,695	667,843
Former Senior Vice President and Chief Operating Officer	2014	336,000	80,003	80,630	171,360	7,799	675,792
	2013	320,000	48,000	45,885	140,800	—	554,685

Daniel Wisniewski	2015	320,000	192,001	120,279	160,000	20,758	813,038
Senior Vice President, Operations	2014	320,000	80,003	80,630	136,000	7,799	624,432
	2013	320,000	48,000	45,885	120,000	—	533,885

Peter Ferola	2015	310,000	178,500	116,524	155,000	23,324	783,348
Senior Vice President and General Counsel	2014	310,000	70,004	70,554	131,750	9,167	591,475
	2013	280,000	41,998	40,149	123,200	—	485,347

Fred (Andy) Broadway III	2015	285,285	156,844	102,128	142,643	23,120	710,020
Senior Vice President, Sales and Marketing	2014	271,700	61,749	62,239	111,150	23,254	530,092
	2013	247,000	37,050	35,416	61,750	22,661	403,877

________________________________________

(1)  The amounts in these columns do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding the RSU awards and the option awards, please refer to the tables below and to note 9 to our financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10 K for the year ended December 31, 2015, filed with the SEC on February 22, 2016.

(2)  The amounts reported in this column reflect compensation earned for 2015, 2014 and 2013 performance under our MIP. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited statements.

(3)  These amounts reflect our contributions to our 401(k) Plan and the amount of health, life and disability insurance premiums paid by us on behalf of each NEO.

(4)  Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015.

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Stock Awards

Stock Awards Grant Date Fair Value (Target) 2013-2015

	2015		2014		2013
Name	Performance-Contingent Stock Awards ($)	RSU Awards ($)	Performance-Contingent Stock Awards ($)	RSU Awards ($)	Performance-Contingent Stock Awards ($)	RSU Awards ($)

Joseph H. Capper	535,000	748,997	-0-	535,000	-0-	321,000
Heather C. Getz	120,752	177,498	-0-	120,747	-0-	72,450
Michael Geldart	-0-	176,400	-0-	80,003	-0-	48,000
Daniel Wisniewski	79,999	112,002	-0-	80,003	-0-	48,000
Peter Ferola	70,000	108,500	-0-	70,004	-0-	41,998
Fred (Andy) Broadway III	61,750	156,844	-0-	61,749	-0-	37,050

The table below shows the maximum payout value for our performance shares made in 2014.

Performance-Contingent Stock Awards Grant Date Maximum Value 2014

2014
Name	($)(1)

Joseph H. Capper	1,070,001
Heather C. Getz	241,504
Michael Geldart	159,998
Daniel Wisniewski	159,998
Peter Ferola	140,000
Fred (Andy) Broadway III	123,499

(1)  The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding performance-contingent stock awards, please refer to the tables below and to note 9 to our financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10 K for the year ended December 31, 2015, filed with the SEC on February 22, 2016.

Stock Based Compensation

We estimate the fair value of our share-based awards to employees and directors using the Black-Scholes option valuation model. The Black-Scholes option valuation model requires the use of certain subjective assumptions. The most significant of these assumptions are the estimates of the expected volatility of the market price of our stock and the expected term of the award. We base our estimates of expected volatility on the historical volatility of our stock price. The expected term represents the period of time that stock-based awards granted are expected to be outstanding. Other assumptions used in the Black-Scholes option valuation model include the risk-free interest rate and expected dividend yield. The risk-free interest rate for periods pertaining to the contractual life of each option is based on the U.S. Treasury yield of a similar duration in effect at the time of grant. We have never paid, and do not expect to pay, dividends in the foreseeable future. The fair value of our stock-based awards was estimated at the date of grant using the following assumptions:

	Year Ended December 31,
	2015	2014	2013
Expected volatility	66.5%	62.8%	60.3%
Expected term (in years)	6.72	6.49%	6.71
Weighted average risk-free interest rate	1.68%	1.85%	1.34%
Expected dividends	0.0%	0.0%	0.0%
Weighted average grant date fair value per option	$6.58	$5.00	$1.90
Weighted average grant date fair value per RSU	$9.71	$8.43	$3.52

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column are MIP awards made with respect to 2015 performance. MIP awards are paid in cash in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.

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All Other Compensation

The amounts in the “All Other Compensation” column consist of: contributions to our 401(k) Plan and the amount of health, life and disability benefits. There were no tax gross-ups paid in 2015.

2015 Grants of Plan-Based Awards Table

Stock options granted to our NEOs consist of a mixture of incentive stock options and nonqualified stock options. The exercise price per share of each stock option granted to our NEOs was equal to the fair market value of our common stock as determined in good faith by our Board on the date of the grant. All stock options were granted under our 2008 EIP. The following table provides information on stock options and RSUs granted to our NEOs in 2015.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards
Name	Award Type	Grant Date	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Joseph H. Capper	2015 MIP(2)		535,000	1,070,000
	2015 LTIP(3)	2/16/15			72,297			748,997
	2015 LTIP(3)	2/16/15				122,538	10.36	804,383
	2014 Performance Award(4)	2/14/14			61,636			535,000
Heather C. Getz	2015 MIP(2)		202,860	405,720
	2015 LTIP(3)	2/16/15			17,133			177,498
	2015 LTIP(3)	2/16/15				29,040	10.36	190,629
	2014 Performance Award(4)	2/14/14			29,040			120,752
Michael Geldart	2015 MIP(2)		201,600	403,200
	2015 LTIP(3)	2/16/15			17,027			176,400
	2015 LTIP(3)	2/16/15				28,859	10.36	189,441
Daniel Wisniewski	2015 MIP(2)		160,000	320,000
	2015 LTIP(3)	2/16/15			10,811			112,002
	2015 LTIP(3)	2/16/15				18,323	10.36	120,279
	2014 Performance Award(4)	2/14/14			9,217			79,999
Peter Ferola	2015 MIP(2)		155,000	310,000
	2015 LTIP(3)	2/16/15			10,473			108,500
	2015 LTIP(3)	2/16/15				17,751	10.36	116,524
	2014 Performance Award(4)	2/16/14			8,065			70,000
Fred (Andy) Broadway III	2015 MIP(2)		142,643	285,286
	2015 LTIP(3)	2/16/15			9,179			95,094
	2015 LTIP(3)	2/16/15				15,558	10.36	102,128
	2014 Performance Award(4)	2/14/14			9,217			79,999

________________________________________

(1)       The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding the RSU awards and the option awards, please refer to the tables below and to note 9 to our financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10 K for the year ended December 31, 2015, filed with the SEC on February 22, 2016.

(2)       Amounts represent cash bonus opportunities provided to NEOs in 2015. The criteria used to determine the amount of the annual bonus payable to each executive is described under “Compensation Discussion and Analysis – Our Management Incentive Plan.” These bonuses were ultimately earned at the threshold level, which is 100% of such individual’s target bonus opportunity. As discussed under the heading “Compensation Discussion and Analysis – Our Management Incentive Plan” above, Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015, and therefore did not receive an MIP bonus.

(3)       2015 LTIP amounts represent the actual number of payouts under our LTIP in 2015 for service performed in 2014, which are payable one-half in RSUs and one-half in stock options. The stock options vest at the rate of 25% per year commencing on December 31st and on each of the first, second and third anniversaries thereafter. The RSUs vest on the third anniversary of the date of grant.

(4)       Represents performance shares awarded to NEOs in 2014 as a special, one-time, performance-contingent equity award under the 2008 EIP. During 2016, management determined that the shares listed above are probable to vest prior to their March 31, 2017 expiration date. The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding performance-contingent stock awards, please refer to the tables below and to note 9 to our financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10 K for the year ended December 31, 2015, filed with the SEC on February 22, 2016.

2016 Annual Meeting and Proxy Statement |36

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End 2015

The following table contains information on the outstanding equity awards granted to our NEOs that remained outstanding as of December 31, 2015.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Joseph H. Capper	—	(4)	9,652	10.36	2/16/2025	—	—	—	—
	—	(4)	7,862	8.68	2/14/2024	—	—	—	—
	—	(4)	12,500	2.54	2/19/2023	—	—	—	—
	60,972	(3)	—	6.56	6/15/2020	—	—	—	—
	4	(4)	—	4.67	3/4/2021	—	—	—	—
	35,714	(4)	—	2.80	2/21/2022	—	—	—	—
	—	(4)	39,370	2.54	2/19/2023	—	—	—	—
	30,634	(4)	82,252	10.36	2/16/2025	—	—	—	—
	439,028	(3)	—	6.56	6/15/2020	—	—	—	—
	155,382	(4)	12,425	2.54	2/19/2023	—	—	—	—
	277,518	(4)	—	2.80	2/21/2022	—	—	—	—
	52,234	(4)	44,372	8.68	2/14/2024	—	—	—	—
	25,000	(4)	12,500	2.54	2/19/2023	—	—	—	—
	54,231	(4)	—	4.67	3/4/2021	—	—	—	—
	—		—	—	—	—	—	123,272	1,439,816
	—		—	—	—	126,378	1,476,095	—	—
	—		—	—	—	61,636	719,908	—	—
	—		—	—	—	72,297	844,428	—	—
Heather C. Getz	15,000	(4)	—	4.67	3/4/2021	—	—	—	—
	8	(3)	—	6.95	8/12/2019	—	—	—	—
	51,986	(4)	—	2.80	2/21/2022	—	—	—	—
	10,000	(3)	—	6.43	1/22/2020	—	—	—	—
	5,570	(3)	—	8.79	5/10/2020	—	—	—	—
	—	(4)	13,820	10.36	2/16/2025	—	—	—	—
	803	(4)	11,790	8.68	2/14/2024	—	—	—	—
	5,733	(5)	—	17.44	5/11/2019	—	—	—	—
	21,405	(4)	—	4.67	3/4/2021	—	—	—	—
	11,691	(4)	11,690	2.54	2/19/2023	—	—	—	—
	23,379	(4)	—	2.54	2/19/2023	—	—	—	—
	17,068	(5)	—	17.44	5/11/2019	—	—	—	—
	9,992	(3)	—	6.95	8/12/2019	—	—	—	—
	13,463	(4)	—	2.80	2/21/2022	—	—	—	—
	7,260	(4)	7,960	10.36	2/16/2025	—	—	—	—
	10,985	(4)	—	8.68	2/14/2024	—	—	—	—
	17,199	(5)	—	17.44	5/11/2019	—	—	—	—
	—		—	—	—	—	—	27,823	324,972
	—		—	—	—	17,133	200,113	—	—
	—		—	—	—	13,911	162,480	—	—
	—		—	—	—	28,524	333,160	—	—
Michael Geldart	75,000		—	2.16	6/11/2022	—	—	—	—
	15,490		—	2.54	2/19/2023	—	—	—	—
	3,033		—	8.68	2/14/2024	—	—	—	—
	872		—	8.68	2/14/2024	—	—	—	—
Daniel Wisniewski	11,714	(4)	—	2.80	2/21/2022	—	—	—	—
	7,745	(4)	7,745	2.54	2/19/2023	—	—	—	—

2016 Annual Meeting and Proxy Statement |37

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

	3,905	(4)	7,811	8.68	2/14/2024	—	—	—	—
	1,316	(4)	13,644	10.36	2/16/2025	—	—	—	—
	94,336	(3)	—	4.24	12/6/2020	—	—	—	—
	5,664	(3)	—	4.24	12/6/2020	—	—	—	—
	3,905	(4)	—	8.68	2/14/2024	—	—	—	—
	3,264	(4)	99	10.36	2/16/2025	—	—	—	—
	15,490	(4)	—	2.54	2/19/2023	—	—	—	—
	35,124	(4)	—	2.80	2/21/2022	—	—	—	—
	—		—	—	—	—	—	18,433	215,297
	—		—	—	—	18,898	220,728	—	—
	—		—	—	—	9,217	107,654	—	—
	—		—	—	—	10,811	126,272	—	—
Peter Ferola	3	(4)	6,779	2.54	2/19/2023	—	—	—	—
	25,532	(4)	—	2.80	2/21/2022	—	—	—	—
	—	(4)	13,314	10.36	2/16/2025	—	—	—	—
	—	(4)	6,835	8.68	2/14/2024	—	—	—	—
	75,000	(3)	—	4.38	2/7/2021	—	—	—	—
	4,437	(4)	—	10.36	2/16/2025	—	—	—	—
	6,834	(4)	—	8.68	2/14/2024	—	—	—	—
	15,452	(4)	—	2.80	2/21/2022	—	—	—	—
	20,325	(4)	—	2.54	2/19/2023	—	—	—	—
	—		—	—	—	—	—	16,129	188,386
	—		—	—	—	16,535	193,128	—	—
	—		—	—	—	8,065	94,199	—	—
	—		—	—	—	10,473	122,324	—	—
Fred (Andy) Broadway III	26,963	(4)	—	2.80	2/21/2022	—	—	—	—
	30,000	(4)	—	4.67	3/4/2021	—	—	—	—
	458	(4)	11,669	10.36	2/16/2025	—	—	—	—
	5,332	(4)	6,030	8.68	2/14/2024	—	—	—	—
	10,000	(4)	—	6.95	8/12/2019	—	—	—	—
	15,418	(4)	5,978	2.54	2/19/2023	—	—	—	—
	4,158	(4)	—	8.79	5/10/2020	—	—	—	—
	9,238	(4)	—	4.67	3/4/2021	—	—	—	—
	6,027	(3)	—	16.59	6/29/2019	—	—	—	—
	33,973	(3)	—	16.59	6/29/2019	—	—	—	—
	3,431	(4)	—	10.36	2/16/2025	—	—	—	—
	696	(4)	—	8.68	2/14/2024	—	—	—	—
	2,516	(4)	—	2.54	2/19/2023	—	—	—	—
	—		—	—	—	—	—	14,228	166,183
	—		—	—	—	14,587	170,376	—	—
	—		—	—	—	7,114	83,091	—	—
	—		—	—	—	9,179	107,210	—	—

(1)                                     Unless otherwise noted herein, the RSUs will vest in full on the third anniversary of the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the RSUs will be issued when the RSUs vest.

(2)                                     Value based on the closing stock price of a share of our Common Stock on December 31, 2015 ($11.68).

(3)                                     The options will vest in four equal annual installments commencing on the first anniversary of the date of the grant and expire if not exercised within ten years from the date of the grant.

(4)                                     The shares will vest at the rate of 25% on December 31 and on each of the first, second and third anniversaries of the Vesting Commencement Date.

(5)                                     These options were fully vested in December 2009.

(6)                                     Represents performance shares awarded to NEOs in 2014 as a special, one-time, performance-contingent equity award under the 2008 EIP. The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on that valuation of assumptions regarding performance-contingent stock awards, please refer to the tables below and to note 9 to our financial statements for the year ended December 31, 2015, which are included in our Annual Report on Form 10 K for the year ended December 31, 2015, filed with the SEC on February 22, 2016.

(7)                                     Value based on the closing stock price of a share of our Common Stock on December 31, 2015 ($11.68).

2016 Annual Meeting and Proxy Statement |38

EXECUTIVE COMPENSATION

2015 Option Exercises and Stock Vested Table

The following table provides information about the value realized by our NEOs on the vesting of stock awards during 2015. None of our NEOs exercised any stock options during 2015.

	Stock Awards
	Number of Shares Acquired	Value Realized on
	on Vesting (1)	Vesting (2)
Name	(#)	($)
Joseph H. Capper	191,071	1,817,085
Heather C. Getz	39,924	379,677
Michael Geldart	20,000	190,200
Daniel Wisniewski	28,571	271,710
Peter Ferola	25,000	237,750
Fred (Andy) Broadway III	16,448	156,420

(1)                                     This column reflects RSUs that were awarded on February 21, 2012 and vested on February 21, 2015.

(2)                                     The value of RSUs was determined by multiplying the number of vested RSUs by $9.51, the last reported closing price of our common stock on February 20, 2015, which was the business day prior to the vesting date of February 21, 2015.

2015 Pension Benefits

None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

2015 Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Payments on Disability or Death

Disability

Each current NEO has long-term disability coverage, which is available to all eligible employees. The coverage provides for sixty percent of the eligible employee’s base earnings, up to a maximum of $15,000 per month, beginning after ninety consecutive days of disability. None of our executive employment agreements provide any severance payments or benefits on account of the executive’s disability. The executive would be entitled only to base salary and unused vacation benefits earned through the date of the executive’s termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive under the executive agreements, except as provided by law.

Death

Each NEO has group life insurance benefits that are available to all eligible employees. The benefit is equal to one times pay with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. None of our executive employment agreements provide any severance payments or benefits on account of the executive’s death. The executive’s heirs would be entitled only to base salary and unused vacation benefits earned through the date of the executive’s termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive or his or her heirs under the executive agreements, except as provided by law.

2016 Annual Meeting and Proxy Statement |39

EXECUTIVE COMPENSATION

Estimated Payments Following Termination

We have employment agreements with each of our NEOs (collectively, the “Agreements”) that entitle them to severance benefits on certain types of employment terminations.

Executive Employment Agreements

The Agreements provide each of our NEOs severance payments and benefits upon termination of employment by us without cause or by the executives for good reason. Mr. Capper is entitled to a cash severance payment equal to the sum of (i) two times his respective annual base salaries as of the last day of active employment and (ii) two times his on-target annual performance incentive bonus in effect at the time of termination. With the exception of Mr. Capper, the other NEOs are entitled to a cash severance payment equal to the sum of (i) one times their annual base salaries as of the last day of active employment and (ii) one times their on-target annual performance incentive bonus in effect at the time of his termination.

In addition, we will continue to provide to each of our NEOs continued participation in our medical, dental and vision plans at the same premium rates and cost sharing as may be charged from time to time for employees generally for a specified period of time. Specifically, Mr. Capper will receive continued coverage for twenty-four months following the applicable date of termination and the other executives will have continued coverage for twelve months following the applicable date of termination.

The foregoing severance payments and benefits payable upon termination of employment to each NEO are conditioned on the execution of a written waiver and release of claims. In addition, for all of our NEOs, such payments and benefits are consideration for the restrictive covenants set forth in the Agreements. Specifically, during the term of each executive’s employment with us and during any period thereafter in which severance payments or benefits are paid, the executive may not compete with us (as defined in the Agreement).

The Agreements also provide each NEO (with the exception of Mr. Capper) with accelerated vesting of their equity awards in connection with termination of employment following a change in control. Specifically, if the executive’s employment is terminated by us without cause or by the executive for good reason within thirty days before or twelve months after a change in control, all equity awards will immediately accelerate and become fully vested. Mr. Capper’s equity awards will immediately accelerate and become fully vested upon a change in control without regard to termination of his employment (unless he is terminated for cause).

In the event any payment or benefit to the other executive officers would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code and be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the affected executive will be entitled to the greater of (on a net after-tax basis): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under Section 4999 of the Internal Revenue Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

Definitions of Cause and Good Reason

A termination for cause under the Agreements would generally result from an executive’s: (i) willful and repeated failure to satisfactorily perform his or her job duties, (ii) willful commission of an act that materially injures our business, (iii) willful refusal or failure to follow lawful and reasonable directions of our Board, (iv) conviction of, or plea of nolo contendere to, any felony involving moral turpitude, (v) engagement in, or in any manner, participation in any activity which is directly competitive with or injurious to us or any of our affiliates or which violates any restrictive covenants applicable to the executive, (vi) commission of any fraud against us, and our affiliates, employees, agents or customers or use or intentional appropriation for the executive’s personal use or benefit of any company funds or property not authorized by our Board to be so used or appropriated, or (vii) material breach of or willful failure to comply with our policies, including, but not limited to, equal employment opportunity or harassment policies, insider trading policies, code of ethics or conflict of interest policies, non-disclosure and confidentiality policies, travel and expense policies, workplace violence policies, Sarbanes-Oxley compliance policies, policies governing preparation and approval of financial statements, and/or policies governing the making of financial commitments on our behalf.

Good reason under the Agreements generally exists if, without the executive’s consent, there is: (i) a change in the executive’s title that is accompanied by a material reduction in the executive’s duties, authority or responsibilities relative to the executive’s duties, authority or responsibilities in effect immediately prior to such reduction, (ii) a relocation of the executive’s principal business location to a point that requires a one-way increase of the executive’s commuting distance of more than fifty miles, (iii) a material reduction of the executive’s base salary, or (iv) a failure on our part to obtain the agreement from any successor to assume or agree to perform our obligations under the Agreements.

2016 Annual Meeting and Proxy Statement |40

EXECUTIVE COMPENSATION

Definition of Change in Control

Under the Agreements, a change in control would be deemed to have occurred if (i) we consolidate or merge with and into any other corporation or other entity or person, or any other corporate reorganization occurs, in which our capital stock immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (ii) we are party to any transaction, or series of related transactions in which more than 50% of our voting power is transferred (except any consolidation or merger effected exclusively to change our domicile or any transaction or series of transactions principally for bona fide equity financing purposes in which we receive cash or our indebtedness is canceled), or (iii) we sell, lease, license or dispose of all or substantially all of our assets. The Agreements do not provide for any tax gross-up compensation for excise taxes.

Estimated Payments Following Termination or Change in Control

The following table shows potential payments to our NEOs if their employment terminates under existing contracts, agreements, plans or arrangements. The amounts assume a December 31, 2015 termination date and use the closing price of our common stock as of that date of $11.68. Currently, no executive would be entitled to a parachute tax gross-up payment. All of the values in the table are in U.S. Dollars.

	Involuntary Termination without		Involuntary Termination without
	Cause or For Good Reason		Cause or For Good Reason
Name	Unrelated to Change of Control (S)	Upon a Change of Control ($)	Related to a Change of Control ($)

Joseph H. Capper

Cash Severance(1)	2,140,000	—	2,140,000
Continued Welfare(2)	18,900	—	18,900
Acceleration Value of Stock Options(4)	—	8,547,439	8,547,439
Acceleration Value of Restricted Stock(4)	—	4,480,249	4,480,249
Total Value	2,158,900	13,027,688	15,186,588

Heather C. Getz

Cash Severance(1)	540,960	—	540,960
Continued Welfare(2)	11,158	—	11,158
Acceleration Value of Stock Options(4)	—	—	1,488,737
Acceleration Value of Restricted Stock(4)	—	—	1,020,727
Total Value	552,118	—	3,061,582

Michael Geldart(3)

Cash Severance	—	—	—
Continued Welfare	—	—	—
Acceleration Value of Stock Options(4)	—	—	—
Acceleration Value of Restricted Stock(4)	—	—	—
Total Value	—	—	—

Daniel Wisniewski

Cash Severance(1)	480,000	—	480,000
Continued Welfare(2)	11,229	—	11,229
Acceleration Value of Stock Options(4)	—	—	1,514,128
Acceleration Value of Restricted Stock(4)	—	—	669,953
Total Value	491,229	—	2,675,310

Peter Ferola

Cash Severance(1)	465,000	—	465,000
Continued Welfare(2)	11,229	—	11,229
Acceleration Value of Stock Options(4)	—	—	1,223,634
Acceleration Value of Restricted Stock(4)	—	—	598,039
Total Value	476,229	—	2,297,902

Fred (Andy) Broadway III

Cash Severance(1)	427,928	—	427,928
Continued Welfare(2)	11,229	—	11,229
Acceleration Value of Stock Options(4)	—	—	849,073
Acceleration Value of Restricted Stock(4)	—	—	526,861
Total Value	439,157	—	1,815,091
		—

(1)                                     For Mr. Capper, this amount reflects a payment equal to two times his annual base salary and two times his on-target annual performance incentive bonus in effect at the time of termination. For Ms. Getz and Messrs. Wisniewski, Ferola and Broadway, this amount reflects equal to one times their respective annual base salaries and one times their on-target annual performance incentive bonus in effect at the time of termination.

(2)                                     Represents the value of welfare benefits that the employee will continue to receive following termination. These benefits include medical, dental and vision coverage. Mr. Capper will receive continued coverage for twenty-four months following termination. For Ms. Getz and Messrs. Wisniewski, Ferola and Broadway will receive continue coverage for twelve months following termination.

(3)                                     Mr. Geldart resigned as our Senior Vice President and Chief Operating Officer, effective October 16, 2015.

(4)                                     For Mr. Capper, his outstanding unvested equity awards will immediately accelerate and become fully vested upon a change in control, regardless of whether his employment with the Company terminates or not. For Ms. Getz and Messrs. Wisniewski, Ferola and Broadway, their outstanding unvested equity awards will accelerate only if their employment terminates following a change of control.

2016 Annual Meeting and Proxy Statement |41

INDEPENDENT AUDITOR

Independent Auditor And Fees

Fees Paid to EY

The following table presents fees for audit and other services provided by EY for years 2015 and 2014. All of the services described in the following fee table were approved by the Audit Committee.

Type of Fees	2015	2014
Audit Fees(1)	$849,500	$858,995
Audit-Related Fees(2)	17,500	104,500
Tax Fees(3)	78,826	—
All Other Fees(4)	26,000	18,000
Total	$971,826	$981,495

(1) Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements.

(2) Audit-related fees were for professional services related to merger and acquisition due diligence and S-8 filings.

(3) Tax Fees consist of fees billed in the indicated year for professional services performed by EY with respect to tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees billed in the indicated year for other permissible work performed by EY relating to an audit of our Employee Benefit Plan.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. As part of this responsibility, the Audit Committee has established a policy to pre-approve audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of the independent registered public accounting firm’s fees set forth above were pre-approved.

Prior to engagement for the next year’s audit, management will submit a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by the Audit Committee. Those services fall within one of the four following categories:

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, special procedures required to meet certain regulatory requirements, as well as fees related to the filing of registration statements on Form S-8.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All Other Fees are fees for those services not captured in any of the above three categories, including financial statement audits of employee benefit plans.

2016 Annual Meeting and Proxy Statement |42

INDEPENDENT AUDITOR

Audit Committee Report

The Audit Committee reviewed the Company’s financial-reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. EY, the Company’s independent registered public accounting firm for 2015, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and EY the audited financial statements for the year ended December 31, 2015, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee has discussed with EY the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. I AU §380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. EY has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with EY that firm’s independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2015 be included in the Company’s 2015 Form 10-K.

Audit Committee:

Anthony J. Conti, Chairman
Kirk E. Gorman
Robert J. Rubin, M.D.

2016 Annual Meeting and Proxy Statement |43

ITEMS TO BE VOTED ON

Items to Be Voted On

Proposal 1 — Election of Two Directors as Class III Directors

We are nominating Rebecca W. Rimel and Robert J. Rubin, M.D. for re-election to the Board at the 2016 Annual Meeting to serve for a three-year term and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of our directors and nominees for director, their current positions and offices, tenure as a director and their qualifications are set forth below.

Both of the nominees are current directors on the Board and have been determined by our Board to be independent. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our stockholders at the 2016 Annual Meeting. The Board approved the Nominating and Corporate Governance Committee’s recommendation at its meeting on February 12, 2016.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Director Qualifications and Biographies

As a leading wireless medical technology company, we believe that our Board should include a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill the Board’s and its committees’ responsibilities. Board members should have high standards of integrity and commitment, exhibit independence of judgment, be willing to ask hard questions of management and work well with others. Directors are expected to devote sufficient time to our affairs and be free of conflicts of interest, engage in constructive discussion with each other and management and demonstrate diligence and faithfulness in attending Board and committee meetings.

The Nominating and Corporate Governance Committee reviews annually with the Board the size and composition of the Board as a whole to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. As a result of this process, the Nominating and Corporate Governance Committee has identified the following specific criteria as important for potential director candidates:

•                   senior-level executive leadership at public companies;

•                   leadership in the healthcare or public health fields;

•                   science or technology backgrounds; and

•                   financial expertise.

The Nominating and Corporate Governance Committee works with management and the other directors to attract candidates with those qualifications. The Nominating and Corporate Governance Committee strives to achieve a Board that reflects an appropriate balance and diversity of knowledge, experience, skills and expertise.

2016 Annual Meeting and Proxy Statement |44

ITEMS TO BE VOTED ON

Our Director Nominees The Board unanimously recommends a vote FOR the election of each of the Class III director nominees named below.
Rebecca W. Rimel

Age: 64 Director since 2009 Committees: Compensation and Talent Development Committee Nominating and Corporate Governance Committee

Ms. Rimel has been President and Chief Executive Officer of The Pew Charitable Trusts since 1994. She joined The Pew Charitable Trusts in 1983 as Health Program Manager and served as Executive Director from 1988 through 1994. Ms. Rimel serves as a member of the Board of The Pew Charitable Trusts, and on the boards of directors of Deutsche Mutual Funds and Becton Dickenson & Company.

Key Skills and Experience:

Ms. Rimel brings to us a superior reputation for leadership and experience in the clinical, academic and business sectors of the healthcare industry. She has had, and continues to build, an exemplary career in public policy, nonprofit administration, advocacy and innovation related to the healthcare field. Ms. Rimel’s education and professional experience serves as a basis for her contributions, past and present, as a member of the board of directors for various public companies and nonprofit organizations.

Other public company directorships: 1

Robert J. Rubin, M.D.

Age: 70 Director since 2007 Committees: Audit Committee Nominating and Corporate Governance Committee

Dr. Rubin has been a Distinguished Professor of Medicine at Georgetown University since 2012. Prior to that, he was a Clinical Professor of Medicine at Georgetown University from 1995 to 2012. Throughout his career, Dr. Rubin has also served as President of several healthcare consulting companies, as Medical Director of ValueRx, a pharmaceutical benefits company, as Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin serves as a member of the board of directors of Soligenix, Inc.

Key Skills and Experience:

Dr. Rubin is a board certified nephrologist and internist and brings over 30 years of specific experience as a professor, policy maker, clinician and business professional dedicated to the medical profession. His specific experience with the United States Department of Health and Human Services and as Assistant Surgeon General is a unique and invaluable qualification, which lends insight into governmental practice, policy making and regulation. Dr. Rubin’s extensive and diverse background in education, government and business allows him to serve as a resource on a broad spectrum of matters.

Other public company directorships: 1

2016 Annual Meeting and Proxy Statement |45

ITEMS TO BE VOTED ON

Our Directors Continuing in Office Until the 2017 Annual Meeting

Joseph H. Capper

Age: 52 Director since 2010 Committees: None

Mr. Capper has been our President and Chief Executive Officer since 2010. Prior to joining us, Mr. Capper served as President, Chief Executive Officer and a member of the board of directors of Home Diagnostics, Inc. (NASDAQ:HDIX), a leading developer, manufacturer and marketer of diabetes management products, which he joined in 2009. Prior to joining Home Diagnostics, from 2002 to 2009, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc., a private company that is a leading provider of medical supplies in diabetes, wound care, respiratory and other therapeutic categories.

Key Skills and Experience:

Mr. Capper brings an extensive amount of leadership and diverse experience having served as an executive for several public and private life science companies. Earlier in his career, Mr. Capper spent nine years with Bayer Corporation, ultimately becoming National Sales Director of the Diabetic Products Division. Mr. Capper also served in the U.S. Navy as a combat aviator and subsequently as a Congressional Liaison.

Public company directorships in the last five years: 1

Joseph A. Frick

Age: 63 Director since 2013 Committees: Compensation and Talent Development Committee

Mr. Frick retired as President and Chief Executive Officer of Independence Blue Cross in 2010, but continues to serve as its Vice Chairman of the Board, Chair of the Strategic Initiatives Committee and a member of its Executive Committee. Mr. Frick joined Independence Blue Cross in 1993, serving various roles, including Senior Vice President of Human Resources and Administration, until 2005 when he became President and Chief Executive Officer. In addition to his continuing role with Independence Blue Cross, Mr. Frick serves as Executive Vice Chairman and Managing Partner of Diversified Search. He is Chairman of the Board for the Colon Cancer Alliance and is on the board of directors of Triple S Management Corporation and Perelman School of Medicine at The University of Pennsylvania. Mr. Frick also serves as a member of the PNC Bank Regional Advisory Board.

Key Skills and Experience:

As a retired Senior Vice President of Human Resources and Administration and Chief Executive Officer of Independence Blue Cross, Mr. Frick brings a wealth of knowledge in the healthcare and life sciences industry.

Public company directorships in the last five years: 1

2016 Annual Meeting and Proxy Statement |46

ITEMS TO BE VOTED ON

Our Directors Continuing in Office Until the 2018 Annual Meeting

Anthony J. Conti

Age: 67 Director since 2012 Committees: Audit Committee

Mr. Conti is retired from his position as a Partner at PricewaterhouseCoopers. He joined Coopers and Lybrand in 1973 and served a wide range of technology, utility and health services clients. He held a number of leadership roles with Coopers and Lybrand, and later with PricewaterhouseCoopers, after its merger with Price Waterhouse in 1998. Mr. Conti serves as the Chairman of the Audit Committee for Ametek, Inc., an electronic instrument and electromechanical device company. He previously served as Chairman of the Board of the World Affairs Council of Philadelphia until December of 2011, and now serves as Chairman Emeritus. He also served as a Member of the Board and Executive Committee of the United Way of Southeastern Pennsylvania.

Key Skills and Experience:

Mr. Conti brings to the Board and the Audit Committee expertise in financial accounting, finance, strategy, risk management and human resources management with his over 35 years’ worth of experience at a public accounting firm. This expertise and experience makes Mr. Conti uniquely suited to be a member of our Board and our Audit Committee chairman.

Other public company directorships: 1

Kirk E. Gorman

Age: 65 Director since 2008 Chairman since 2011 Committees: Audit Committee

Mr. Gorman has served as the Executive Vice President, Chief Financial Officer of Thomas Jefferson University, an academic medical center in Philadelphia since June of 2014. Mr. Gorman served as Executive Vice President and Chief Financial Officer of Jefferson Health System, a multi-hospital system in Philadelphia, Pennsylvania from September 2003 to June of 2014. Mr. Gorman has also been a member of the board of directors and Audit Committee of IASIS Healthcare LLC since February 2004. From July 2013 to January 2014, when the Company was sold, Mr. Gorman served on the Board of Healthcare Management Associates. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc., a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. Mr. Gorman previously served on the board of directors of Health Management Associates, Care Investment Trust and VIASYS Healthcare, Inc.

Key Skills and Experience:

Mr. Gorman brings extensive financial knowledge and leadership in the healthcare field. His specific and ongoing healthcare related financial experience with reimbursement, tax, accounting, and financial and strategic planning is especially valuable to us. Mr. Gorman also brings significant public company board of director and audit committee experience.

Other public company directorships: 1

Public company directorships in the last five years: 1

2016 Annual Meeting and Proxy Statement |47

ITEMS TO BE VOTED ON

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2016

The Audit Committee has appointed EY as our independent registered public accounting firm for 2016. EY has been retained as our independent registered public accounting firm since 2007. EY reports directly to the Audit Committee. In selecting EY as our independent registered public accounting firm for 2016, the Audit Committee evaluated EY’s performance with respect to fiscal year 2015. In conducting its annual evaluation, the Audit Committee considered matters such as EY’s independence (including the extent of non-audit services and fees), technical expertise, industry knowledge, discussion with and the performance of the lead audit partner, the audit team assigned to our account and the overall strength and reputation of the firm.

Although stockholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of EY for ratification to obtain the views of stockholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain EY. Representatives of EY will be present at the 2016 Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The Board unanimously recommends a vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2016.

2016 Annual Meeting and Proxy Statement |48

OTHER INFORMATION

Other Information

Stock Ownership

Based on a review of filings with the SEC, we have determined that the persons listed in the following table hold more than 5% of the outstanding shares of our common stock. Applicable percentages are based on 27,633,954 shares outstanding on March 23, 2016, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Shares	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	1,570,860	5.7%
Cannell Capital LLC 245 Meriwether Circle Alta, WY 83414	1,480,323	5.4%

The following table shows the number of shares of our common stock beneficially owned as of March 23, 2016, by each of our directors, each NEO and all current directors and executive officers as a group. Applicable percentages are based on 27,633,954 shares outstanding on March 23, 2016, adjusted as required by rules promulgated by the SEC.

Name	Common Stock	Options Exercisable Within 60 Days	Percent of Class

Robert J. Rubin, M.D.	154,440	28,489	*
Kirk E. Gorman	152,024	27,286	*
Rebecca W. Rimel	97,318	9,338	*
Anthony J. Conti	85,501	—	*
Joseph Frick	35,501	—	*
Joseph H. Capper	354,841	1,143,217	5.2%
Heather C. Getz, CPA	83,032	221,542	1.1%
Michael Geldart	20,000	—	*
Daniel Wisniewski	44,087	182,463	*
Peter Ferola	48,311	147,583	*
Fred (Andy) Broadway III	74,326	148,210	*
All directors and executive officers as a group (11 persons)	1,218,956	2,060,831	11.0%

* Less than one percent of outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us and representatives of these persons, we believe that all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% stockholders were complied with on a timely basis for the year ended December 31, 2015.

2015 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2015 are included in our 2015 Annual Report, which accompanies this proxy statement. Our Annual Report and this proxy statement are posted on our website at www.gobio.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or wish to receive additional copies of our 2015 Annual Report, you may request copies of it or any exhibits thereto without charge by writing to our Corporate Secretary at BioTelemetry, Inc., 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355.

2016 Annual Meeting and Proxy Statement |49

OTHER INFORMATION

2017 Stockholder Proposals or Nominations

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2017 Annual Meeting, the proposal must be received by us at our principal executive offices by November 23, 2016 and comply with the procedures of Rule 14a-8 under the Exchange Act.

The proposal should be sent to the attention of the Corporate Secretary in writing: BioTelemetry, Inc., 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355; or by telephone: (610) 729-0212.

Our Bylaws contain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Nominations for director nominees or an item of business to be conducted must be submitted in writing to our Corporate Secretary at our executive offices and should be mailed by certified mail, return receipt requested. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2017 Annual Meeting between January 3, 2017 and February 2, 2017. If, however, the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The nomination must contain information about the nominees as specified in our Bylaws. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.

Except as otherwise required by law, the Chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws. You may obtain a copy of our Bylaws by contacting our Corporate Secretary at BioTelemetry, Inc., 1000 Cedar Hollow Road, Suite 102, Malvern, PA 19355.

Other Matters

Management is not aware of any other matters that will be presented at the 2016 Annual Meeting other than the matters set forth in the Notice. However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

2016 Annual Meeting and Proxy Statement |50

2016 ANNUAL MEETING OF STOCKHOLDERS OF

Tuesday, May 3, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2016

This Proxy Statement and our 2015 Annual Report on Form 10-K

are available at http://www.biotelinc.com in the “Investor Relations” section.

Please sign, date and mail
your proxy card in the
envelope provided as soon as
possible.

   Please detach along perforated line and mail in the envelope provided.

20230000000000001000 9	050316

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following Class III directors to hold office until the 2019 Annual Meeting.				FOR	AGAINST	ABSTAIN
			2. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	Rebecca W. Rimel
Robert J. Rubin, M.D.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the two nominees for Class III director in Proposal One and FOR Proposal Two and, in the discretion of the proxy holders named herein, on any other matters that may properly come before the annual meeting and any adjournment or postponement thereof.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

BIOTELEMETRY, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 2016 AT 8:30 A.M.

☐

BioTelemetry, Inc.

1000 Cedar Hollow Road, Suite 102

Malvern, PA 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2016

The undersigned hereby appoints Joseph H. Capper and Peter Ferola, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of BioTelemetry, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BioTelemetry, Inc. to be held at 8:30 AM, Eastern Time, on Tuesday, May 3, 2016, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, PA 19428, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth herein and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy will be voted FOR each of the two nominees for Class III director, Proposal One, and FOR Proposal Two and, with respect to any other matter that may be properly presented at the annual meeting, in the discretion of the proxy holder. This way your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we recommend that you complete, sign and return your proxy card in advance of the annual meeting as your plans may change.

(Continued and to be signed on the reverse side.)

1.1	14475

2016 ANNUAL MEETING OF STOCKHOLDERS OF

Tuesday, May 3, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on May 3, 2016

This Proxy Statement and our 2015 Annual Report on Form 10-K

are available at http://www.biotelinc.com in the “Investor Relations” section.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230000000000001000 9			050316

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of the following Class III directors to hold office until the 2019 Annual Meeting.			2. Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Rebecca W. Rimel Robert J. Rubin, M.D.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the two nominees for Class III director in Proposal One and FOR Proposal Two and, in the discretion of the proxy holders named herein, on any other matters that may properly come before the annual meeting and any adjournment or postponement thereof.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

MARK ”X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.